                                                                    EXHIBIT 10.1
                                                                  EXECUTION COPY





                                  MASTER LEASE



                      THIS DOCUMENT SECURES FUTURE ADVANCES


                         Dated as of November 16 , 2000

                                     between


                                   PALM, INC.,
                                 as the Lessee,




                                       and

                     SOCIETE GENERALE FINANCIAL CORPORATION,
                                 as the Lessor.

          This Master Lease is subject to a lien in favor of the Administrative Agent under the Loan Agreements. This Master Lease has been executed in several counterparts. To the extent, if any, that this Master Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Master Lease may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by Societe Generale, New York Branch as Administrative Agent for the benefit of the Lenders, on or following the signature page hereof.

This counterpart is not the original counterpart.

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I
     DEFINITIONS; INTERPRETATION............................................................  1
     1.1    Definitions; Interpretation.....................................................  1

ARTICLE II

     MASTER LEASE...........................................................................  2
     2.1    Acceptance and Lease of Property................................................  2
     2.2    Acceptance Procedure............................................................  2
     2.3    Lease Term .....................................................................  2
     2.4    Title...........................................................................  2

ARTICLE III

     PAYMENT OF RENT........................................................................  3
     3.1    Rent............................................................................  3
     3.2    Payment of Rent.................................................................  3
     3.3    Supplemental Rent...............................................................  3
     3.4    Method of Payment...............................................................  4
     3.5    Certain Payments................................................................  4

ARTICLE IV

     QUIET ENJOYMENT; RIGHT TO INSPECT......................................................  4
     4.1    Quiet Enjoyment.................................................................  4
     4.2    Right to Inspect................................................................  4

ARTICLE V

     NET LEASE, ETC.........................................................................  5
     5.1    Net Lease.......................................................................  5
     5.2    No Termination or Abatement.....................................................  6

ARTICLE VI

     SUBLEASES AND ASSIGNMENTS..............................................................  6

     6.1    Subletting......................................................................  6
     6.2    Assignment......................................................................  6

ARTICLE VII

     LESSEE ACKNOWLEDGMENTS.................................................................  7
     7.1    Condition of the Property.......................................................  7
     7.2    Risk of Loss....................................................................  7

ARTICLE VIII

     POSSESSION AND USE OF THE PROPERTY, ETC................................................  8
     8.1    Utility Charges.................................................................  8
     8.2    Possession and Use of the Property..............................................  8
     8.3    Compliance with Requirements of Laws and Insurance
            Requirements....................................................................  8

ARTICLE IX

     MAINTENANCE AND REPAIR; RETURN.........................................................  9
     9.1    Maintenance and Repair; Return..................................................  9

ARTICLE X

     MODIFICATIONS, ETC..................................................................... 10
     10.1    Modifications, Substitutions and Replacements.................................. 10

ARTICLE XI

     WARRANT OF TITLE; EASEMENTS............................................................ 11
     11.1   Warrant of Title................................................................ 11
     11.2   Grants and Releases of Easements; Lessor's Waivers.............................. 11

ARTICLE XII

     PERMITTED CONTESTS..................................................................... 12
     12.1   Permitted Contests in Respect of Applicable Law Other Than
              Impositions................................................................... 12

ARTICLE XIII

     INSURANCE.............................................................................. 13

     13.1    Insurance by the Lessee During the Interim Lease Term.......................... 13
     13.2    Insurance by the Lessee During the Basic Lease Term............................ 13

ARTICLE XIV

     CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS....................................... 18
     14.1    Casualty and Condemnation...................................................... 18
     14.2    Environmental Matters.......................................................... 20
     14.3    Notice of Environmental Matters................................................ 21


ARTICLE XV

     TERMINATION OF LEASE................................................................... 21
     15.1   Termination upon Certain Events................................................. 21
     15.2   Termination Procedures.......................................................... 21

ARTICLE XVI

     EVENTS OF DEFAULT ..................................................................... 22
     16.1   Lease Events of Default......................................................... 22
     16.2   Remedies........................................................................ 25
     16.3   Waiver of Certain Rights........................................................ 30

ARTICLE XVII

     LESSOR'S RIGHT TO CURE................................................................. 31
     17.1   The Lessor's Right to Cure the Lessee's Lease Defaults.......................... 31

ARTICLE XVIII

     PURCHASE PROVISIONS.................................................................... 31
     18.1   Purchase of the Property........................................................ 31
     18.2   Undeveloped Land Purchase Option................................................ 32

ARTICLE XIX

     EXTENSION OF EXPIRATION DATE........................................................... 33
     19.1   Extension of Expiration Date.................................................... 33

ARTICLE XX

     REMARKETING OPTION..................................................................... 33
     20.1   Option to Remarket.............................................................. 33
     20.2   No Duty to Solicit.............................................................. 37

ARTICLE XXI

     PROCEDURES RELATING TO PURCHASE OR REMARKETING......................................... 37
     21.1    Provisions Relating to the Exercise of the Purchase Option or Obligation
              and Conveyance Upon Remarketing and Conveyance Upon Certain Other Events...... 37

ARTICLE XXII

     ESTOPPEL CERTIFICATES.................................................................. 38
     22.1   Estoppel Certificates........................................................... 38

ARTICLE XXIII

     ACCEPTANCE OF SURRENDER................................................................ 38
     23.1   Acceptance of Surrender......................................................... 38

ARTICLE XXIV

     NO MERGER OF TITLE..................................................................... 39
     24.1   No Merger of Title.............................................................. 39

ARTICLE XXV

     INTENT OF THE PARTIES.................................................................. 39
     25.1   Nature of Transaction........................................................... 39

ARTICLE XXVI

     MISCELLANEOUS.......................................................................... 40
     26.1   Survival; Severability; Etc..................................................... 40
     26.2   Amendments and Modifications.................................................... 40
     26.3   No Waiver....................................................................... 41
     26.4   Notices ........................................................................ 41
     26.5   Successors and Assigns.......................................................... 41

     26.6   Headings and Table of Contents.................................................. 41
     26.7   Counterparts ................................................................... 41
     26.8   GOVERNING LAW................................................................... 41
     26.9   Liability Limited............................................................... 41
     26.10  Priority........................................................................ 42
     26.11  Original Master Lease........................................................... 42

SCHEDULE

I                               Release Parcel Area Description

                                  MASTER LEASE

                      THIS DOCUMENT SECURES FUTURE ADVANCES

          THIS MASTER LEASE (this "Master Lease"), dated as of November 16,
                                   ------------
2000, between SOCIETE GENERALE FINANCIAL CORPORATION, a Delaware corporation, as Lessor (in such capacity, the "Lessor") and PALM, INC., a Delaware corporation,
                               ------
as Lessee (in such capacity, the "Lessee").
                                  ------

                             W I T N E S S E T H:

          WHEREAS, pursuant to the Land Lease, dated as of September 5, 2000, between the Lessor and the Lessee, the Lessor leased the Land to the Lessee;

          WHEREAS, pursuant to the Participation Agreement, dated as of the date hereof, among the Lessee, the Lessor and Societe Generale, New York Branch as Administrative Agent and the Lenders party thereto (the "Lenders") under the
                                                         -------
Loan Agreements, the Lenders and the Lessor have agreed to finance the Construction of Improvements on the Land;

          WHEREAS, the Lessor, on each Funding Date, will finance the Construction of Improvements on the Land and on the Initial Funding Date, will finance certain Land Costs;

          WHEREAS, the Lessee, as Construction Agent for the Lessor, will cause the Construction of the Improvements to be effected pursuant to the Construction Agency Agreement; and

          WHEREAS, the Lessor and the Lessee desire to amend and restate the Land Lease in its entirety so that the Lessor pursuant to this Master Lease will lease to the Lessee the Property;

          NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto restate the Land Lease and agree as follows:

                                   ARTICLE I

                          DEFINITIONS; INTERPRETATION

          1.1  Definitions; Interpretation. Capitalized terms used but not
               ---------------------------
otherwise defined in this Master Lease have the respective meanings specified in Appendix A to this Master Lease (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, "Appendix A"); and
                                                               ----------
the rules of interpretation set forth in Appendix A shall apply to this Master Lease.

                                  ARTICLE II

                                 MASTER LEASE

          2.1  Acceptance and Lease of Property. The Lessor hereby leases to the
               --------------------------------
Lessee hereunder for the Lease Term, the Lessor's interest in the Land together with any Improvements which may be constructed hereafter on the Land pursuant to the Construction Agency Agreement and this Master Lease, and the Lessee hereby leases from the Lessor for the Lease Term, the Lessor's interest in the Land, together with any Improvements which hereafter may be constructed on the Land pursuant to the Construction Agency Agreement and this Master Lease.

          2.2  Acceptance Procedure. The Lessee hereby agrees that it accepts
               --------------------
the Property and upon acceptance shall execute the Lease Supplement (Improvements) with respect to the Improvements and the Lease Supplement (Land) with respect to the Land.

          2.3  Lease Term. The Interim Lease Term of this Master Lease shall
               ----------
commence on the Documentation Date and expire on the Completion Date, provided,
                                                                      --------
however, if Construction does not commence within six (6) months of the
-------
Documentation Date, the Interim Lease Term shall expire on such date. The Basic Lease Term (the "Basic Lease Term") of this Master Lease shall commence at the
                 ----------------
end of the Interim Lease Term and shall end on the Expiration Date. In the event that the Lessee does not notify the Lessor of its election of either the Purchase Option or the Remarketing Option with respect to the Land then the Lessee shall be deemed to have elected the Purchase Option pursuant to Section
                                                                       -------
18.1. In the event the Basic Lease Term terminates on any day other than the day
----
following the last day of the then effective Interest Period, the Lessee shall pay any Break Costs associated with the early termination of the Interest Period.

          2.4  Title. The Property is leased to the Lessee without any
               -----
representation or warranty, express or implied, by the Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, all Liens other than Lessor Liens) and all applicable Requirements of Law. The Lessee shall in no event have any recourse against the Lessor for any defect in or exception to title to the Property other than resulting from Lessor Liens.

                                  ARTICLE III

                                PAYMENT OF RENT

          3.1  Rent.
               ----

          (a) During the Basic Lease Term for the Property, the Lessee shall pay Basic Rent for the Property to the Lessor on each Basic Rent Payment Date, on the date required under Section 20.1(g) hereof in connection with the
                           ---------------
Lessee's exercise of the Remarketing Option and on any date on which this Master Lease shall terminate with respect to the Property. The Land Portion of the Basic Rent shall be paid as Rent for the Land and the Improvements Portion of the Basic Rent shall be paid as Rent for the Improvements.

          (b) The Lessee's inability or failure to take possession of all or any portion of the Property upon Completion shall not delay or otherwise affect the Lessee's obligation to pay Rent for the Property in accordance with the terms of this Master Lease.

          (c)  Notwithstanding paragraph (a) of this Section 3.1, the Land
                                                     -----------
Portion of the Basic Rent and the Improvement Portion of the Basic Rent will accrue and be capitalized as provided in Section 3.7 of the Participation
                                         -----------
Agreement, from the Documentation Date and ending on the Completion Date.

          3.2  Payment of Rent. Rent shall be paid absolutely net to each Person
               ---------------
entitled thereto, so that this Master Lease shall yield to such Person the full amount thereof, without setoff, deduction or reduction (except as permitted under Section 3.5 hereof and Section 7.12 of the Participation Agreement and
      -----------            ------------
Section 21 of the Basic Term Pledge Agreement).
----------

          3.3  Supplemental Rent. The Lessee shall pay to the Lessor or any
               -----------------
other Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if the Lessee fails to pay any Supplemental Rent, the Lessor and such other Persons entitled to the receipt of such payment shall have all rights, powers and remedies provided for herein or by law or equity or otherwise. The Lessee shall pay to the Lessor, as Supplemental Rent, among other things, on demand, to the extent permitted by applicable Requirements of Law, interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by the Lessor for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of the Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Master Lease, in the event of any failure on the part of the Lessee to pay and discharge any Supplemental Rent as and when due, the Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added under any agreement to which Lessee is a party or which is authorized in writing by the Lessee with a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

          3.4  Method of Payment. Each payment of Rent payable by the Lessee to
               -----------------
the Lessor under this Master Lease or any other Operative Document shall be made by the Lessee to the Lessor or any other person or persons entitled thereto prior to 2:00 P.M., New York City time, to the Account in immediately available funds consisting of Dollars on the date when such payment shall be due.

          3.5  Certain Payments. Payments of Basic Rent, Supplemental Rent and
               ----------------
other amounts payable hereunder in respect of amounts due to a Related Party Lender are, as provided in Section 7.12 of the Participation Agreement and
                           ------------
Section 2.9 of the Basic Term Loan Agreement, to be made net of amounts due to
-----------
such Related Party Lender.

                                  ARTICLE IV

                       QUIET ENJOYMENT; RIGHT TO INSPECT

          4.1  Quiet Enjoyment. Subject to Sections 2.4 and 4.2, and subject to
               ---------------             ------------     ---
the rights of the Lessor contained in Article XV and Article XVI and the other
                                      ----------     -----------
terms of the Operative Documents to which the Lessee is a party, the Lessee shall peaceably and quietly have, hold and enjoy the Property for the Lease Term, free of any claim or other action by the Lessor or anyone claiming by, through or under the Lessor, other than any liens or matters arising or created pursuant to the Operative Documents. Such right of quiet enjoyment is independent of, and shall not affect the Lessor's rights otherwise to initiate legal action to enforce the obligations of the Lessee under this Master Lease.

          4.2  Right to Inspect. During the Lease Term, the Lessee shall upon
               ----------------
reasonable notice from the Lessor (except if there exists a Lease Default or an emergency in which event notice will not be required), permit the Lessor, the Administrative Agent, and their respective authorized representatives to have access to and to inspect the Property.

                                   ARTICLE V

                                NET LEASE, ETC.

          5.1  Net Lease. This Master Lease shall constitute a net lease. Any
               ---------
present or future law to the contrary notwithstanding, this Master Lease shall not terminate, nor shall the Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of the Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Property or any part thereof, or the failure of the Property to comply with all Requirements of Law, including any inability to occupy or use, as the case may be, the Property by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of the Property or any part thereof; (iii) any restriction, prevention or curtailment of or interference with the construction on or any use of the Property or any part thereof including eviction; (iv) any defect in title to or rights to the Property or any Lien on such title or rights or on the Property (other than Lessor Liens); (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Lessor, the Lenders or the Administrative Agent; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, the Lessor, the Lenders, the Administrative Agent or any other Person, or any action taken with respect to this Master Lease by any trustee or receiver of the Lessee, the Lessor, the Lenders or the Administrative Agent or any other Person, or by any court, in any such proceeding; (vii) any claim that the Lessee has or might have against any Person, including without limitation the Lessor, the Lenders, the Administrative Agent or any vendor, manufacturer, contractor of or for the Property; (viii) any failure on the part of the Lessor to perform or comply with any of the terms of this Master Lease, of any other Operative Document or of any other agreement; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Master Lease against or by the Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof;
(x) the impossibility or illegality of performance by the Lessee, the Lessor or both; (xi) any action by any court, administrative agency or other Governmental Authority; or (xii) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not the Lessee shall have notice or knowledge of any of the foregoing. The Lessee's agreement in the preceding sentence shall not affect any claim, action or right the Lessee may have against the Lessor or any other Person. The parties intend that the obligations of the Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of the Lessor hereunder or under any other Operative Documents and the obligations of the Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Master Lease.

          5.2  No Termination or Abatement. The Lessee shall remain obligated
               ---------------------------
under this Master Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Master Lease (except as provided herein, including among such exceptions the right to exercise purchase options hereunder), notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting the Lessor or any Participant, or any action with respect to this Master Lease which may be taken by any trustee, receiver or liquidator of the Lessor or any Participant or by any court with respect to the Lessor or any Participant. The Lessee hereby waives all right to terminate or surrender this Master Lease (except as provided herein) or, except as a consequence of the payment of the Lease Balance as a result of the payment of Casualty or Condemnation proceeds pursuant to the terms of Section 14.1 of this Master Lease, or as a result of a
                         ------------
purchase of the Property pursuant to Section 18.1, to avail itself of any
                                     ------------
abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to the Lease Balance. The Lessee shall remain obligated under this Master Lease in accordance with its terms and the Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Master Lease and the Operative Documents.

Notwithstanding any such statute or otherwise, the Lessee shall be bound by all of the terms and conditions contained in this Master Lease.

                                  ARTICLE VI

                           SUBLEASES AND ASSIGNMENTS

          6.1  Subletting. The Lessee may from time to time, sublease the
               ----------
Property or any portion thereof to any Person and extend, modify or renew any sublease without the approval of Lessor or Administrative Agent; provided,
                                                                 --------
however, that: (i) no sublease or other relinquishment of possession of the
-------
Property shall in any way discharge or diminish any of the Lessee's obligations to the Lessor hereunder, and the Lessee shall remain directly and primarily liable under this Master Lease as to the Property, or portion thereof, so sublet and (ii) each sublease shall be made subject and subordinate to this Master Lease and to the rights of the Lessor hereunder and shall be set to terminate on or prior to the Expiration Date.

          6.2  Assignment. The Lessee may not assign this Master Lease or any of
               ----------
its rights or obligations hereunder in whole or in part to any Person except to a Person that the Lessee merges or consolidates into pursuant to Section 10.2 of
                                                                 ------------
the Participation Agreement.

                                  ARTICLE VII

                            LESSEE ACKNOWLEDGMENTS

          7.1  Condition of the Property. THE LESSEE ACKNOWLEDGES AND AGREES
               -------------------------
THAT IT IS LEASING THE LAND AND THE IMPROVEMENTS CONSTRUCTED THEREON "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE LESSOR, THE LENDERS OR THE ADMINISTRATIVE AGENT AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE (EXCLUDING LESSOR LIENS), (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW, AND (D) VIOLATIONS OF REQUIREMENTS OF LAW WHICH MAY EXIST ON THE DATE HEREOF. NEITHER THE LESSOR, THE LENDERS NOR THE ADMINISTRATIVE AGENT HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE (OTHER THAN FOR LESSOR LIENS), VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT (EXCEPT SECTION 4.1 HEREOF) WHATSOEVER, EXPRESS OR IMPLIED, WITH
                 -----------
RESPECT TO THE PROPERTY (OR ANY PART THEREOF) AND NEITHER THE LESSOR, THE LENDERS NOR THE ADMINISTRATIVE AGENT SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN (OTHER THAN FOR LESSOR LIENS) OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY REQUIREMENT OF LAW.

          7.2  Risk of Loss. Subject to the terms of Section 14.1, during the
               ------------                          ------------
Lease Term the risk of loss of or decrease in the enjoyment and beneficial use of the Property as a result of the damage or destruction thereof by fire, earthquake, the elements, flood, gas explosion, sabotage, casualties, thefts, riots, wars or otherwise is assumed by the Lessee, and except for loss or damages arising from the gross negligence or willful misconduct of Lessor, Lenders, the Administrative Agent or their respective agents, employees or contractors, neither the Lessor, the Lenders nor the Administrative Agent shall in any event be answerable or accountable to Lessee therefor.

                                 ARTICLE VIII

                   POSSESSION AND USE OF THE PROPERTY, ETC.

          8.1  Utility Charges. The Lessee shall pay or cause to be paid all
               ---------------
charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on the Property during the Lease Term. The Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by the Lessee and the amount of any credit or refund received by the Lessor on account of any utility charges paid by the Lessee, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, shall be promptly paid over to the Lessee.

          8.2  Possession and Use of the Property. The Property shall be used in
               ----------------------------------
a manner consistent with this Master Lease for any lawful purpose in accordance with Applicable Law now or hereafter in effect; provided, that such use does not
                                                --------
(i) result in a diminution in the value of the Property from that projected in the Appraisal delivered on the Documentation Date with respect to the Property or (ii) violate any restriction with respect to Hazardous Materials as they relate to the Property pursuant to the Operative Documents. The Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Property as contemplated by this Master Lease. The Lessee shall not commit or permit any waste of the Property or any part thereof.

          8.3  Compliance with Requirements of Laws and Insurance Requirements.
               ---------------------------------------------------------------
Subject to the terms of Article XII relating to permitted contests, the Lessee,
                        -----------
at its sole cost and expense, shall (a) comply in all material respects with all Requirements of Law (including all Hazardous Materials Laws) and Insurance Requirements relating to the Property, including the use, construction, operation, maintenance, repair and restoration thereof and the remarketing thereof pursuant to Article XX, whether or not compliance therewith shall
                    ----------
require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Property, and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Property and for the use, operation, maintenance, repair and restoration of the Improvements.

                                  ARTICLE IX

                        MAINTENANCE AND REPAIR; RETURN

          9.1  Maintenance and Repair; Return.
               ------------------------------

          (a) From and after the Completion Date, the Lessee, at its sole cost and expense, shall maintain the Property in good condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Requirements of Law and Insurance Requirements and in no event less than the standards applied by the Lessee in the operation and maintenance of other comparable properties owned or leased by the Lessee or its Affiliates.

          (b) The Lessor shall under no circumstances be required to build any improvements on the Property, make any repairs, replacements, alterations or renewals of any nature or description to the Property, make any expenditure whatsoever in connection with this Master Lease (other than for Advances made in accordance with and pursuant to the terms of the Participation Agreement and the Construction Agency Agreement) or maintain the Property in any way. The Lessee waives any right to (i) require the Lessor to maintain, repair, or rebuild all or any part of the Property or (ii) make repairs at the expense of the Lessor pursuant to any Requirement of Law, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Lease Term.

          (c) The Lessee shall, upon the Expiration Date (other than as a result of the Lessee's purchase of the Property from the Lessor as provided herein), vacate and surrender the Property to the Lessor subject to the Lessee's obligations under Sections 8.3, 9.1(a), 10.1, 11.1, 14.1, 14.2 and 20.1. Title
                  ------------  ------  ----  ----  ----  ----     ----
to all improvements, furnishings, furniture, fixtures and any personal property of the Lessee which were not funded by the Lessor and the Lenders pursuant to the Participation Agreement, located on or about the Property whether or not affixed to the realty, shall, subject to the following sentence, be and remain the property of the Lessee throughout the Lease Term, and at any time during the Lease Term, and within thirty (30) days following the Expiration Date, the Lessor may require that such improvements, furnishings, fixtures and personal property be removed from the Property by the Lessee with any damages resulting from such removal and the cost of removal being borne by the Lessee.

                                   ARTICLE X

                              MODIFICATIONS, ETC.

          10.1 Modifications, Substitutions and Replacements. During the Lease
               ---------------------------------------------
Term, the Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to the Property or any part thereof and substitutions and replacements therefor (collectively, "Modifications"); provided, however, that:
 -------------    --------  -------

               (i) except for any Modification required to be made pursuant to a Requirement of Law (a "Required Modification"), no Modification
                                   ---------------------
          shall reduce the Fair Market Sales Value of the Property by more than $100,000 or diminish the capacity, efficiency, utility or remaining useful life of the Property following the completion of such Modification;

               (ii) such Modifications shall be (and shall be done in a manner) consistent with the Plans and Specifications for the Property;

               (iii) such Modifications shall comply with Sections 8.3 and
                                                          ------------
          9.1(a); and
          ------

               (iv) the Lessee shall have provided notice to the Lessor of any Modification the cost of which, individually or in the aggregate, would exceed 10% of the Improvements Budget for the Property.

          All Modifications shall remain part of the realty and shall be subject to this Master Lease; provided, however, that Modifications that (x) are not
                      --------  -------
Required Modifications, (y) were not financed by the Participants and (z) can be removed without causing material damage to or diminution in the Fair Market Sales Value of the Property or diminish the capacity, efficiency, utility or remaining useful life of the Property shall be the property of the Lessee or other third party and may be removed by Lessee during the Lease Term and up to the Expiration Date and shall not be subject to this Master Lease. The Lessee may place upon the Property any trade fixtures, machinery, equipment, inventory or other property belonging to the Lessee or third parties, subject, however, to the terms of Section 9.1; provided, however, that such trade fixtures,
             -----------  --------  -------
machinery, equipment, inventory or other property can be removed without causing material damage to or diminution in the Fair Market Sales Value of the Property below the Lease Balance; provided, further, however, that the Lessee shall keep and maintain at the Property and shall not remove from the Property any Facility Equipment financed or otherwise paid for by the Participants pursuant to the Participation Agreement.

                                  ARTICLE XI

                          WARRANT OF TITLE; EASEMENTS

          11.1 Warrant of Title.
               ----------------

               (a) The Lessee agrees that except as otherwise provided herein and subject to the terms of Article XII relating to permitted contests, the
                            -----------
Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien (other than any Lessor Lien or any Permitted Property Lien), defect, attachment, levy, title retention agreement or claim upon the Property or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by the Lessor, the Administrative Agent or the Collateral Agent pursuant to the Loan Agreements or the other Operative Documents, other than Permitted Property Liens.

               (b) Nothing contained in this Master Lease shall be construed as constituting the consent or request of the Lessor or any other Participant, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NEITHER THE LESSOR, THE LENDERS NOR THE ADMINISTRATIVE AGENT IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE LESSOR, THE LENDERS OR THE ADMINISTRATIVE AGENT IN AND TO THE PROPERTY.

          11.2 Grants and Releases of Easements; Lessor's Waivers. Provided that
               --------------------------------------------------
no Lease Default or Lease Event of Default shall have occurred and be continuing, and subject to the provisions of Articles VII, IX and X and Section
                                             ------------  --     -     -------
8.3, the Lessor hereby consents in each instance to the following actions by the
---
Lessee as the Lessor's agent, and the Lessor hereby appoints the Lessee the Lessor's attorney-in-fact, with full authority in the place and stead of the Lessor to take such action or actions from time to time during the Lease Term, but at the Lessee's sole cost and expense: (i) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of the Property as herein provided; (ii) the release of existing easements or other rights in the nature of easements which are for the benefit of the Property; (iii) if required by applicable Governmental Authority in connection with the Construction, the dedication or transfer of unimproved portions of the Property for road, highway or other public purposes; (iv) the imposition of and the execution of amendments to any covenants and restrictions; (v) the filing and processing of site development permit amendments, parcel maps, tentative maps, development agreements and any and all other permit applications, authorizations, entitlement, agreements with any governmental authority or regulatory agency or amendments thereof, or other documents reasonably required or beneficial for construction or Modification of the Improvements, or amendments to Permitted Property Liens or governmental permits or approvals affecting the Property; and (vi) the execution and filing of tract or parcel maps subdividing the Land into lots or parcels or reconfiguring existing lots or parcels; provided, however, that in each case (A)
                                        --------  -------
such grant, release, dedication, transfer, imposition or amendment does not reduce the Fair Market Sales Value of the Property, (B) such grant, release, dedication, transfer, imposition or amendment in the Lessee's judgment is reasonably necessary or beneficial in connection with the use, maintenance, alteration or improvement of the Property, (C) such grant, release, dedication, transfer, imposition or amendment will not cause the Property or any portion thereof to fail to comply with the provisions of this Master Lease or any other Operative Documents and all Requirements of Law (including, without limitation, all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements); (D) any and all governmental consents or approvals required prior to such grant, release, dedication, transfer, imposition, annexation or amendment have been obtained, and any and all filings required prior to such action have been made; (E) the Lessee shall remain obligated under this Master Lease and under any instrument executed by the Lessee consenting to the assignment of the Lessor's interests in this Master Lease as security for indebtedness, in each such case in accordance with their terms, substantially as though such grant, release, dedication, transfer, imposition or amendment had not been effected and (F) the Lessee shall pay and perform any obligations of the Lessor under such grant, release, dedication, transfer, imposition or amendment. Without limiting the effectiveness of the foregoing, the Lessor shall, upon the request of the Lessee, and at the Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, imposition or amendment to any Person permitted under this Section 11.2(a) including landlord waivers with
                            ---------------
respect to any of the foregoing.

                                  ARTICLE XII

                              PERMITTED CONTESTS

          12.1 Permitted Contests in Respect of Applicable Law Other Than
               ----------------------------------------------------------
Impositions. Except to the extent otherwise provided in Section 13.5(b) of the
-----------                                             ---------------
Participation Agreement regarding Taxes and other Impositions, if, to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any Applicable Law relating to the Property shall be prosecuted diligently and in good faith in appropriate proceedings by the Lessee or (b) compliance with such Applicable Law shall have been excused or exempted by a valid nonconforming use, variance permit, waiver, extension or forbearance, then, provided no Lease Default or Lease Event of Default has occurred and is continuing, the Lessee shall not be required to comply with such Applicable Law but only if and so long as any such test, challenge, appeal, proceeding, waiver, extension, forbearance or noncompliance shall not, in the reasonable opinion of the Lessor and the Administrative Agent, involve (A) any risk of criminal liability being imposed on the Lessor, the Lenders or the Administrative Agent or (B) any risk of (1) foreclosure, forfeiture or loss of the Property, or any material part thereof, or (2) the nonpayment of Rent or (C) any substantial risk of (1) the sale of, or the creation of any Lien (other than Permitted Property Lien) on, any part of the Property, (2) civil liability being imposed on the Lessor, the Lenders, the Administrative Agent, or the Property, or (3) enjoinment of, or interference with, the use, possession or disposition of the Property in any material respect. Lessor, at Lessee's sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any such permitted contest.

          The Lessor will not be required to join in any proceedings pursuant to this Section 12.1 unless a provision of any Applicable Law requires that such
     ------------
proceedings be brought by or in the name of the Lessor; and in that event the Lessor will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as (i) the Lessee has not elected the Remarketing Option and (ii) the Lessee pays all related expenses and indemnifies the Lessor, the Lenders and the Administrative Agent with respect to such proceedings.

                                 ARTICLE XIII

                                   INSURANCE

          13.1 Insurance by the Lessee During the Interim Lease Term.
               -----------------------------------------------------

          During the Interim Lease Term, the Lessee shall procure or cause others to procure and maintain at the Lessee's sole cost and expense and in full force and effect the insurance required under the Construction Agency Agreement. The parties acknowledge that any Advance made in accordance with Article III of
                                                                 -----------
the Participation Agreement may be used to pay clause (l) of the definition of
                                               ----------
"Construction Costs"; provided, however, such payment shall not affect the
                      --------  -------
Lessee's obligations under Article V hereof.
                           ---------

          13.2 Insurance by the Lessee During the Basic Lease Term.
               ---------------------------------------------------

          (a) During the Basic Lease Term, the Lessee shall procure and carry, or cause others to procure and carry, at the Lessee's sole cost and expense, insurance policies with insurance companies authorized to do business in the State of California (if required by law or regulation) with (i) a Best Insurance Reports rating of "A-" or better and a financial size category of "VIII" or higher, (ii) or a Standard & Poors financial strength rating of "BBB+" or higher, or (iii) other companies acceptable to the Lessor.

               (i)    Workers' Compensation Insurance. Workers' compensation
                      -------------------------------
         insurance as required by applicable California laws.

               (ii)   Employer's Liability Insurance. Employer's liability
                      ------------------------------
         insurance for the Lessee's liability arising out of injury to or death of employees of the Lessee in the amount of $1,000,000 per accident.

               (iii)  General Liability Insurance. Liability insurance on an
                      ---------------------------
         occurrence basis against claims filed in the United States of America and occurring in anywhere in the world for the Lessee's liability arising out of claims for personal injury (including bodily injury and death) and property damage. Such insurance shall provide coverage for all operations of the Lessee with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage; provided that policy aggregates, if any, shall apply separately to claims occurring with respect to the Project.

               (iv)   Automobile Liability Insurance. Automobile liability
                      ------------------------------
         insurance for the Lessee's liability arising out of claims for bodily injury and property damage covering all owned (if any), leased, non-owned and hired vehicles of the Lessee, including loading and unloading, with a $1,000,000 minimum limit per accident for combined bodily injury and property damage and containing appropriate no-fault insurance provisions wherever applicable.

               (v)    Excess Liability Insurance. Excess liability insurance on
                      --------------------------
         an occurrence basis covering claims (on at least a following form basis) in excess of the underlying insurance described in the foregoing subsections (ii), (iii) and (iv), with a $25,000,000 minimum limit per occurrence, provided that aggregate limits of liability, if any, shall apply separately to claims occurring with respect to the Project.

               The amounts of insurance required in the foregoing subsections
         (ii), (iii), (iv) and this subsection (v) may be satisfied by the Lessee purchasing coverage in the amounts specified or by any combination of primary and excess insurance, so long as the total amount of insurance meets the requirements specified above.

               (vi)   Operational Property Damage Insurance. On or prior to the
                      -------------------------------------
          end of the Construction Period or the expiration of the builder's risk insurance, whichever comes first, property damage insurance on an "all risk" basis insuring the Lessee and the Lessor, as their interests may appear, including coverage against damage or loss caused by earth movement (including but not limited to earthquake, landslide, subsidence and volcanic eruption), flood, and boiler and machinery accidents, and in form and substance reasonably satisfactory to the Lessor and its Insurance Consultant.

                      (1) Property Insured. The property damage insurance shall
                          ----------------
               provide coverage for (i) the buildings, structures, boilers, machinery, equipment, facilities, fixtures, supplies and other properties constituting a part of the Improvements, (ii) the cost of recreating plans, drawings or any other documents or computer system records, (iii) electronic equipment, and (iv) foundations and other property below the surface of the ground.

                      (2) Additional Coverages. The property damage insurance
                          --------------------
               shall insure (i) attorney's fees, engineering and other consulting costs, and permit fees directly incurred in order to repair or replace damaged insured property, (ii) the cost of preventive measures to reduce or prevent a loss (sue and labor),
               (iii) increased cost of construction and loss to undamaged property as the result of enforcement of building laws or ordinances, (iv) debris removal, and (v) expediting expenses.

                      (3) Special Clauses. The property damage policy shall
                          ---------------
               include (i) a 72 hour clause for flood, windstorm and earthquakes, (ii) an unintentional errors and omissions clause,
               (iii) a requirement that the insurer pay losses within forty (40) days after receipt of an acceptable proof of loss or partial proof of loss, and (iv) an other insurance clause making this insurance primary over any other insurance.

                      (4) Sum Insured. Losses shall be valued at their repair or
                          -----------
               replacement cost, without deductible for physical depreciation or obsolesce, including custom duties, taxes and fees. The property damage policy shall insure the Property in an amount not less than the "Full Insurable Value." For purposes of this subsection, "Full Insurable Value" shall mean the full replacement value of the Improvements, including any equipment and supplies, without deduction for physical depreciation and/or obsolescence. The earth movement (which may be self insured pursuant to Section 13.4) and flood shall be insured with a sub-
                           ------------
               limit of no less than $50,000,000.00; provided, however, that
                                                     --------  -------
               such sub-limit for earth movement shall be adjusted by the Lessee, if the Lessor determines that any of the parameters or inputs listed on the earth movement study prepared by [____] and attached hereto as Exhibit A shall change or be amended after the
                                  ---------
               Documentation Date.

               (vii)  Endorsements. All policies of liability insurance (except
                      ------------
          for workers' compensation and employers' liability insurance) required to be maintained by the Lessee shall be endorsed as follows:

                      (1) To name the Lessor, the Administrative Agent and the
               Lenders as additional insureds with respect to the policies required under Section 13.2(a)(iii) through (v) and to name the
                              -------------------           -
               Administrative Agent as loss payee under a standard form mortgage endorsement under Section 13.2(a)(vi);

                      (2) To provide a severability of interests and cross
               liability clause; and

                      (3) That the insurance shall be primary and not excess to
               or contributing with any insurance or self-insurance maintained by the Lessor or the Administrative Agent.

               (viii) Waiver of Subrogation. The Lessee hereby waives any and
                      ---------------------
          every claim for recovery from the Lessor for any and all loss or damage covered by any of the insurance policies to be maintained under this Master Lease to the extent that such loss or damage is recovered under any such policy.

          (b)  Conditions.
               ----------

               (i)    Loss Notification. The Lessee shall promptly notify the
                      -----------------
          Lessor of any single loss or event likely to give rise to a claim against an insurer for an amount in excess of $50,000 covered by any insurance policies providing operational property damage.

               (ii)   Policy Cancellation and Change. All policies of insurance
                      ------------------------------
          required to be maintained pursuant to this Article XIII shall be
                                                     ------------
          endorsed so that if at any time they are canceled, or their coverage is reduced (by any party including the insured) so as to affect the interests of the Lessor, such cancellation or reduction shall not be effective as to the Lessor for sixty (60) days, except for non-payment of premium which shall be for ten (10) days, after receipt by the Lessor of written notice from such insurer of such cancellation or reduction.

               (iii)  Separation of Interests. All policies (other than in
                      -----------------------
          respect to liability or workers compensation insurance) shall insure the interests of the Lessor regardless of any breach or violation by the Lessee or any other Party of warranties, declarations or conditions contained in such policies, any action or inaction of the Lessees or others, or any foreclosure relating to the Project or any change in ownership of all or any portion of the Project.

          13.3 Evidence of Insurance. Prior to the end of the Construction
               ---------------------
Period and on an annual basis at least 10 days prior to each policy anniversary, the Lessee shall furnish the Lessor and the Administrative Agent, acting on behalf of the Lender, with (a) certificates of insurance or binders, in a form acceptable to the Lessor and the Administrative Agent, evidencing all of the insurance required by the provisions of this Article XIII and (b) a schedule of
                                             ------------
the insurance policies held by or for the benefit of the Lessee and required to be in force by the provisions of this Article XIII. Such certificates of
                                      ------------
insurance/binders shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certificates of insurance/binders shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Article XIII. Upon request, the Lessee will
                                ------------
promptly furnish the Lessor or the Administrative Agent, acting on behalf of the Lenders, with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the insurance required to be maintained by the Lessee.

          13.4 Self-Insurance. During the Basic Lease Term, the Lessee shall
               --------------
have the right to self-insure with respect to earthquake insurance required under this Master Lease so long as (i) the Lessee is a publicly traded domestic corporation whose stock is traded on a nationally recognized exchange; (ii) the Lessee has not assigned this Master Lease; (iii) the Lessee maintains a Consolidated Tangible Net Worth of at least $400 million according to its most recent audited financial statements and (iv) the Lessee governs and manages its self-insurance program in a manner consistent with programs managed by prudent businesses in similar seismic zones whose stock is publicly traded on a nationally recognized exchange. Upon request, the Lessee shall supply the Lessor and the Administrative Agent from time to time with evidence reasonably satisfactory to the Lessor and the

Administrative Agent of the Lessee's net worth and the satisfaction of the condition set forth in the above clauses (i)-(iv). If the Lessee elects to self-insure, the Lessee shall be responsible for losses or liabilities which would have been assumed by the insurance companies issuing the insurance required of the Lessee under the Master Lease. The Lessee will notify the Lessor in advance of any period for which it intends to self-insure and shall provide the Lessor with satisfactory evidence of its compliance with these requirements in order to give the Lessor an opportunity to confirm the satisfaction of the conditions set forth in the above clauses (i)-(iv).

                                  ARTICLE XIV

               CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS

          14.1 Casualty and Condemnation.
               -------------------------

          (a)  Subject to the provisions of this Article XIV, if all or a
                                                 -----------
portion of the Property is damaged or destroyed in whole or in part by a Casualty or if the use, access, occupancy, easement rights or title to the Property or any part thereof, is the subject of a Condemnation, then:

               (i) in the case of a Casualty, any insurance proceeds payable with respect to such Casualty shall be paid to the Lessee for the sole purpose of reconstruction, refurbishment and repair of the Property; provided, that such reconstruction, refurbishment or repair can be completed six (6) months prior to the end of the Lease Term and, the Lessee shall have furnished the Lessor with a certificate from an independent engineer reasonably acceptable to the Lessor as to the timing of completion of such reconstruction, refurbishment or repair; provided, further, that in the event that either (x) such reconstruction, refurbishment or repair cannot be completed six (6) months prior to the end of the Lease Term or (y) the Lessee shall elect not to use such proceeds for the reconstruction, refurbishment or repair of the Property, then the Lessee shall be deemed to have exercised its option to purchase the Property notwithstanding any limitations on purchase set forth in Article XVIII hereof and all such
                                               -------------
          insurance proceeds payable with respect to such Casualty shall be paid to the Lessor to be applied towards the payment of the Lease Balance in accordance with Section 7.2 of the Participation Agreement;
                             -----------

               (ii) in the case of a Condemnation (that is not a Significant Condemnation) of any part of the Property, any award or compensation relating thereto shall be paid to the Lessee for the sole purpose of restoration of the Property (provided, that such restoration can be completed prior to the end of the Lease Term) provided, that in the event that such restoration cannot be completed prior to the end of the Lease Term, then the Lessee shall be deemed to have exercised its option to purchase the Property notwithstanding any limitation on purchase set forth in Article XVIII hereof and all such award or
                                -------------
          compensation payable with respect to such Condemnation shall be paid to the Lessor to be applied towards the payment of the Lease Balance in accordance with Section 7.2 of the Participation Agreement; and
                             -----------

               (iii) in the case of a Significant Condemnation, then the Lessee shall be deemed to have exercised its option to purchase the Property notwithstanding any limitation on the purchase set forth in Article
                                                                      -------
          XVIII hereof and all such award or compensation payable with respect
          -----
          to such Condemnation shall be paid to the Lessor to be applied towards the payment of the Lease Balance in accordance with Section 7.2 of the
                                                              -----------
          Participation Agreement;

provided, however, that, in each case, if a Lease Default or a Lease Event of Default shall have occurred and be continuing, such award, compensation or insurance proceeds shall be paid directly to the Lessor or, if received by the Lessee, shall be held in trust for the Lessor and the Administrative Agent, and shall be paid immediately by the Lessee to the Account to be distributed in accordance with Article VII of the Participation Agreement. All amounts held by
                -----------
the Lessor or the Administrative Agent when a Lease Default or a Lease Event of Default exists hereunder on account of any award, compensation or insurance proceeds either paid directly to the Lessor or the Administrative Agent or turned over to the Lessor or the Administrative Agent shall at the option of the Lessor either be (i) paid to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with clause (d) of this Section 14.1, or
                                            ----------         ------------
(ii) applied to the repayment of the Lease Balance of the Property on the Termination Date with respect to the Property in accordance with Article XV.
                                                                 ----------

          (b) Provided no Lease Default or Lease Event of Default has occurred and is continuing, the Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At the Lessee's reasonable request, and at the Lessee's sole cost and expense, the Lessor and the Administrative Agent shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The Lessor and the Lessee agree that this Master Lease shall control the rights of the Lessor and the Lessee in and to any such award, compensation or insurance payment.

          (c) If the Lessor or the Lessee shall receive notice of a Casualty or of an actual, pending or threatened Condemnation of the Property or any interest therein, the Lessor or the Lessee, as the case may be, shall give notice thereof to the other and to the Administrative Agent promptly after the receipt of such notice.

          (d)  If pursuant to this Section 14.1 and Section 15.1, this Master
                                   ------------     ------------
Lease shall continue in full force and effect following a Casualty or Condemnation, the Lessee shall, at its sole cost and expense (and, without limitation, if any award, compensation or insurance payment is not sufficient to restore the Property in accordance with this clause (d), the Lessee shall pay the shortfall), promptly and diligently repair any damage to the Property caused by such Casualty or Condemnation in conformity with the requirements of Sections
                                                                        --------
8.3 and 9.1, to restore the Property to at least the same condition, operative
---     ---
value and useful life as existed immediately prior to such Casualty or Condemnation. Upon completion of such restoration, the Lessee shall furnish to the Lessor (which, in turn, shall furnish to the Administrative Agent) an architect's certificate of substantial completion and a Responsible Officer's Certificate confirming that such restoration has been completed pursuant to this Master Lease.

          (e) In no event shall a Casualty or Condemnation affect the Lessee's obligations to pay Rent pursuant to Section 3.1 and any other amounts hereunder
                                    -----------
or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to Articles XVIII and XXI (except to the extent the Lessee has
            --------------     ---
exercised its Purchase Option with respect to the Property).

          (f) Any Excess Casualty/Condemnation Proceeds received by the Lessor or the Administrative Agent in respect of a Casualty or Condemnation shall be turned over to the Lessee.

          14.2 Environmental Matters. If the Lessee gains knowledge of the
               ---------------------
existence of an Environmental Violation with respect to the Property, the Lessee shall promptly notify the Lessor in writing of such Environmental Violation and the Lessee shall within thirty (30) days of such notice deliver to the Lessor a remediation plan with respect to such violation. If the cost of remedying the Environmental Violation would exceed $2,500,000 and the Lessor elects not to terminate this Master Lease with respect to the Property pursuant to Section
                                                                     -------
15.1, or if the cost of remedying such Environmental Violation is less than
----
$2,500,000, then in each case, at the Lessee's sole cost and expense, the Lessee shall promptly and diligently commence any response, clean up, remedial or other action necessary to remove, clean up or remediate the Environmental Violation in accordance with the terms of Section 8.3. The Lessee shall, upon completion of
                             -----------
remedial action by the Lessee, cause to be prepared by an environmental consultant reasonably acceptable to the Lessor a report describing the Environmental Violation and the actions taken by the Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in compliance in all material respects with applicable Environmental Law or Hazardous Materials Laws together, if appropriate under Applicable Law, a certificate of compliance or release from the applicable Governmental Authority. Each such Environmental Violation shall be remedied prior to the Expiration Date and in accordance with the provisions set forth above, unless the Property has been purchased by the Lessee in accordance with Section 15.2 or Section 18.1(b). Nothing in this Article XIV
                   ------------    ---------------                  -----------
shall reduce or limit the Lessee's obligations under Section 13.1, 13.2 or 13.3
                                                     ------------  ----    ----
of the Participation Agreement.

          14.3 Notice of Environmental Matters. Promptly, but in any event
               -------------------------------
within fifteen (15) Business Days from the date the Lessee has knowledge thereof pursuant to written notice from any Governmental Authority, the Lessee shall provide the Lessor written notice of any pending or threatened claim, action or proceeding involving any Environmental Law or any Hazardous Materials Laws or any Release on or in connection with the Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and the Lessee's proposed response thereto. In addition, the Lessee shall provide to the Lessor, within thirty (30) Business Days of receipt, copies of all written communications with any Governmental Authority relating to any Environmental Violation in connection with the Property. The Lessee shall also promptly provide such detailed reports of any such material environmental claims.

                                  ARTICLE XV

                             TERMINATION OF LEASE

          15.1 Termination upon Certain Events. If any of the following occurs
               -------------------------------
during the Basic Lease Term with respect to the Property:

               (i)    a Significant Condemnation occurs; or

               (ii) an Environmental Violation occurs or is discovered the cost of remediation of which would exceed $2,500,000;

and the Lessor shall have given written notice (a "Termination Notice") to the
                                                   ------------------
Lessee that, as a consequence of such event this Master Lease is to be terminated, then the Lessee shall be obligated to purchase the Property within thirty (30) days after Lessee's receipt of the Termination Notice, by paying to the Lessor an amount equal to the Lease Balance.

          15.2 Termination Procedures. On the date of the payment by the Lessee
               ----------------------
of the Lease Balance in accordance with Section 15.1 (such date, the
                                        ------------
"Termination Date"), this Master Lease shall terminate and, concurrent with the
 ----------------
Lessor's receipt of such payment,

          (a) the Property shall be conveyed to the Lessee (or to the Lessee's designee) "AS IS" and in its then present physical condition free of Lessor Liens and the Lessor shall execute and deliver a grant deed, without representation or warranty other than as provided under Applicable Law, of the Property in recordable form together with a FIRPTA Affidavit; and

          (b)  in the case of a termination pursuant to clause (i) of Section
                                                                      -------
     15.1, the Lessor shall convey to the Lessee any Net Proceeds with respect
     ----
     to the Significant Condemnation giving rise to the termination of this Master Lease received by the Lessor or, at the request of the Lessee, such amounts shall be applied towards payment of the Lease Balance.

                                  ARTICLE XVI

                               EVENTS OF DEFAULT

          16.1 Lease Events of Default. The occurrence of any one or more of the
               -----------------------
following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a "Lease Event of
                                                             --------------
Default":
-------

          (a) the Lessee shall fail to make payment of (i) any Basic Rent when due and payable within two (2) Business Days of such Basic Rent Payment Date, (ii) any Supplemental Rent due and payable within five (5) days after receipt of written notice thereof, or (iii) the Lease Balance, Purchase Price or Maximum Recourse Amount on the date due therefor; or

          (b) the Lessee shall fail to deposit with the Collateral Agent, prior to 3:00 P.M., New York City time, on the Business Day next succeeding facsimile notice of the occurrence of a Deficiency Date, the Deficiency Collateral;

          (c)  the Lessee shall not be in compliance with Section 10.2 of the
                                                          ------------
     Participation Agreement;

          (d) the Lessee shall fail to observe or perform any term, covenant or condition under this Master Lease or the other Operative Documents to which it is party other than those described in clauses (a), (b), (c), (m) or (p) of this Section 16.1, and, in each such case, such failure shall have
             ------------
     continued unremedied for thirty (30) days after written notice; provided, that such cure period shall be extended from thirty (30) days to ninety
     (90) days if such term,
     covenant or condition is, without material prejudice to the Lessor and/or the Lenders, curable or remediable and the Lessee is at all times during such extended period diligently taking action reasonably satisfactory to the Lessor and the Lenders to so cure or remedy default; provided, further,
                                                              --------  -------
     that, for purposes of clarification, the failure by the Lessee to comply with the foregoing clauses (a), (b), (c), (m) or (p) of this Section 16.1
                                                                  ------------
     shall not be subject to any cure period except as expressly set forth in such clauses (a), (b), (c), (m) or (p);

          (e) any representation or warranty made or deemed made by the Lessee herein or in any Operative Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Operative Document shall prove to have been incorrect or false in any material respect on or as of the date made or deemed made, unless the fact or condition which made such representation of warranty incorrect or false is, without material prejudice to the Lessor and/or the Lenders, curable or remediable and the Lessee is at all times diligently taking action reasonably satisfactory to the Lessor and the Administrative Agent to so cure or remedy such fact or condition in order to make such representation and/or warranty true and correct in all material respects, in which event the Lessee shall have one-hundred and twenty (120) days from the date a Responsible Officer gains knowledge, by receipt of notice or otherwise, that such representation or warranty was incorrect or false to cure or remedy such default;

          (f) a Construction Agency Agreement Event of Default shall have occurred and be continuing and any applicable cure period relating thereto shall have elapsed;

          (g) any Operative Document or any Lien granted under any Operative Document shall cease to be effective against, or cease to be the legal, valid, binding and enforceable obligation of the Lessee, other than due to any action taken by the Lessor or the Collateral Agent;

          (h) the Lessee shall directly or indirectly contest the effectiveness, validity, binding nature of enforceability of any Operative Document or any Lien granted in favor of the Lessor or the Administrative Agent under the Master Lease, the Lenders Mortgage, the Assignment of Lease, Rent, Construction Period Pledge Agreement and CAA, the Construction Agency Agreement, the Pledge Agreements and the Lessor Financing Statements related thereto or any other Operative Document;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any Plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000;

          (j) any judgments or orders for the payment of money, in any case not covered by insurance, individually or in the aggregate in excess of $10,000,000 shall be rendered against the Lessee and such judgment or order shall continue unsatisfied and unstayed (pursuant to laws, rules or court orders) for a period of thirty (30) days;

          (k) a default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of the Lessee having a principal amount, individually or in the aggregate, in excess of $10,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity;

          (l) the Guarantor shall breach any of its obligations under the Guaranty or other Operative Documents to which it is party and the time for cure of such breach, shall have elapsed;

          (m)  the Lessee shall fail to maintain the insurance required under
     Article XIII hereof, including compliance with the requirements of Section
     ------------                                                       -------
     13.4 if the Lessee elects to self-insure with respect to earthquake
     ----
     insurance;

          (n) the Lessee shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof or other applicable jurisdiction, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or the whole or any substantial part of its property, (v) fail to cause the discharge of any custodian, trustee or receiver appointed for the Lessee or the whole or a substantial part of its property within sixty (60) days after such appointment, or (vi) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof or other applicable jurisdiction;

          (o) insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof or other applicable jurisdiction shall be filed against the Lessee and not dismissed within sixty (60) days from the date of its filing (provided, that the
                                                         --------
     Lessee hereby expressly authorizes the Lessor and the Administrative Agent to appear in any court conducting any such proceeding during such sixty
     (60) day period to preserve, protect and defend their respective rights under the Operative Documents), or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Lessee, a receiver of the Lessee, or the whole or a substantial part of any of its property, and such order or decree shall not be vacated or set aside within sixty (60) days from the date of the entry thereof; or

          (p) the Lessee exercises the Undeveloped Land Purchase Option set forth in Section 18.2 during the Construction Period but fails to purchase
              ------------
     the Loan Balance on the Completion Date as required under Section
                                                               -------
     18.2(b)(iv) hereof and Section 10.1(b)(i)(B) of the Participation
     -----------            ---------------------
     Agreement.

          16.2 Remedies. If a Lease Event of Default shall have occurred and be
               --------
continuing, the Lessor shall have the right to recover, by demand to the Lessee and at the Lessor's election, and the Lessee shall pay to the Lessor, as and for a final payment, but exclusive of the indemnities payable under the Operative Documents, and in lieu of all damages beyond the date of such demand the sum of
(a) the Lease Balance, plus (b) all other amounts owing in respect of Basic Rent and Supplemental Rent theretofore accruing under this Master Lease; provided,
                                                                    --------
however, that if a Lease Event of Default has occurred pursuant to Section
-------                                                            -------
16.1(n) or (o), such final payment shall be immediately due and payable without
-------    ---
demand or notice. Upon payment of the amount specified pursuant to the first sentence of this Section 16.2, the Lessee shall be entitled to receive from the
                 ------------
Lessor, at the Lessee's request and cost, an assignment of Lessor's right, title and interest in the Property pursuant to the provisions of Section 21.1. It is
                                                           ------------
the intent of the Lessor and the Lessee that the payment required to be made pursuant to this Section 16.2 together with the payment of the Maximum Recourse
                 ------------
Amount shall be treated as an obligation on the part of the Lessee to repay a loan obligation to the Lessor in such amounts; provided, that the Lessee shall
                                               --------
not be entitled to receive an assignment of Lessor's interest in the Property unless the Lessee shall have paid in full the Lease Balance and all other payments required hereunder.

          (a) The Lessor may, by facsimile notice to the Lessee, rescind or terminate this Master Lease as of the date specified in such notice; provided,
                                                                     --------
however (i) no reletting, reentry or taking of possession of the Property (or
-------
any portion thereof) by the Lessor will be construed as an election on the Lessor's part to terminate this Master Lease unless a written notice of such intention is given to the Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, the Lessor may at any time thereafter elect to terminate this Master Lease for a continuing Lease Event of Default and (iii) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Property shall be valid unless the same be made in writing and executed by the Lessor;

          (b) The Lessor may (i) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return the Property promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VII and IX and Section 8.3 hereof as if the
                          ------------     --     -----------
Property were being returned at the end of the Lease Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (ii) without prejudice to any other remedy which the Lessor may have for possession of the Property, and to the extent and in the manner permitted by Applicable Law, enter upon the Property and take immediate possession of (to the exclusion of the Lessee) the Property or any part thereof and expel or remove the Lessee and any other Person who may be occupying the Property, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to the Lessor's other damages, the Lessee shall be responsible for all costs and expenses incurred by the Lessor, the Lenders and/or the Administrative Agent in connection with any reletting, including, without limitation, reasonable brokers' fees and all costs of any alterations or repairs made by the Lessor, the Lenders or the Administrative Agent;

          (c) As more fully set forth in the Memorandum of Lease, the Lessor may sell all or any part of the Property, at public or private sale, as the Lessor may determine and upon any such sale the Lessee's obligation to pay Basic Rent with respect to the Property sold shall terminate;

          (d) The Lessor may, at its option, elect not to terminate this Master Lease with respect to the Property and continue to collect all Basic Rent, Supplemental Rent, and all other amounts due to the Lessor (together with all costs of collection) and enforce the Lessee's obligations under this Master Lease as and when the same become due, or are to be performed, and at the option of the Lessor, upon any abandonment of the Property by the Lessee or re-entry of same by the Lessor, the Lessor may enforce, by suit or otherwise, all other covenants and conditions hereof to be performed or complied with by the Lessee hereunder and to exercise all other remedies permitted by Applicable Law.

          (e) Unless the Property has been sold, the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under clause (b), (c) or (d) of this Section 16.2 with respect to the
                                                ------------
Property or any portions thereof, demand, by written notice to the Lessee specifying a date (a "Termination Date") not earlier than five (5) days after
                      ----------------
the date of such notice, that the Lessee purchase, on such Termination Date for a price equal to the Lease Balance, in accordance with the provisions of Article
                                                                         -------
XXI;
---

          (f) The Lessor may exercise any other right or remedy that may be available to it under Applicable Law, including any and all rights or remedies under the Pledge Agreements, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice the Lessor's right to collect any such damages for any subsequent period(s), or the Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term;

          (g) The Lessor may retain and apply against the Lease Balance all sums which the Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Master Lease and upon payment in full of the Lease Balance from such sums, the Property shall be conveyed to Lessee in accordance with Section 21.1 of the Master Lease;
                                         ------------

          (h) If a Lease Event of Default shall have occurred and be continuing, the Lessor, to the extent permitted by Applicable Law, as a matter of right and with notice to the Lessee, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Property, and the Lessee hereby irrevocably consents to any such appointment. Any such receiver(s) shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of the Lessor in case of entry, and shall continue as such and exercise such powers until the date of confirmation of the sale of the Property unless such receivership is sooner terminated;

          (i) To the maximum extent permitted by law, the Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale of the Property or any interest therein;

          (j) The Lessor shall be entitled to enforce payment of the indebtedness and performance of the obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise.

Neither the acceptance of this instrument nor its enforcement, shall prejudice or in any manner affect the Lessor's right to realize upon or enforce any other security now or hereafter held by the Lessor, it being agreed that the Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by the Lessor in such order and manner as the Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to the Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Lessor. In no event shall the Lessor, in the exercise of the remedies provided in this instrument (including, without limitation, in connection with the assignment of rents to Lessor, or the appointment of a receiver and the entry of such receiver onto all or any part of the Property), be deemed a "mortgagee in possession", and the Lessor shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies; and

          (k)  Grant; Foreclosure; Power of Sale. The Lessee hereby grants to
               ---------------------------------
the Lessor or, in deed of trust jurisdictions, to the trustee named in the Memorandum of Lease for such jurisdictions, as trustee (together with all successor trustees, the "Trustee"), IN TRUST, WITH POWER OF SALE, or a mortgage
                         -------
on, all of the Lessee's right, title and interest in and to the Property and, upon the occurrence of a Lease Event of Default and following termination of this Master Lease by the Lessor, the Lessor shall have the power and authority, after proper notice and lapse of such time as may be required by law and by the Master Lease, to cause the Trustee to sell the Property or any part thereof by notifying the Trustee of that election and depositing with the Trustee this instrument and receipts and evidence of expenditures made and secured hereby as the Trustee may reasonably require. Upon receipt of any such notice from the Lessor, the Trustee shall cause to be recorded, published and delivered to Lessee such Notice of Default and Election to Sell as is then required by applicable statutory authority and by this instrument, which notice shall set forth, among other things, the nature of the breach(es) or default(s), the action(s) required to effect a cure thereof and the time period within which that cure may be effected. If no cure is effected within the statutory time limits following recordation of the Notice of Default and Election to Sell and after Notice of Sale has been given as required by the above-referenced statutes, the Trustee may without further notice or demand sell and convey the Property or any part thereof in accordance with the above-referenced statutes. The Property or any part thereof may be sold as a whole or in separate lots, parcels or items and in such order as the Lessor may direct, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. The Trustee shall deliver to such purchaser(s) a good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty express or implied. The recitals in such deed of any matter or fact shall be conclusive proof of the truthfulness thereof. Any Person, including the Lessee, the Trustee or the Lessor, may purchase at any sale. After deducting all costs, fees and expenses of the Lessor and the Trustee, including costs of evidence of title in connection with any sale, the Lessor shall apply the proceeds of sale, in the following order of priority, to payment of the following (collectively referred to herein as the "Obligated Amounts"): (i) first, all amounts expended by or for the account of
 -----------------
the Lessor under the terms hereof and not then repaid, with accrued interest at the Overdue Rate; and (ii) second, all other amounts then due and owing hereunder including, without limitation, all Basic Rent, Supplemental Rent, the full amount of the Lease Balance as of the date of sale as if this Master Lease had been terminated under Section 18.1, and all other amounts then payable by
                          ------------
the Lessee under this Master Lease and the other Operative Documents, with the Lessor having the right to apply the proceeds of sale to the amounts described above in this clause (ii) in such order, proportion and priority as the Lessor may elect in its sole and absolute discretion. To the extent permitted by applicable statutes, the Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time thereafter may again postpone that sale by public announcement or subsequently noticed sale, and without further notice may make such sale at the time fixed at the last postponement or may, in its discretion, give a new notice of sale. A sale of less than all of the Property or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein, and subsequent sales may be made hereunder until all of the Obligated Amounts have been satisfied or the Property have been sold, without defect or irregularity. No action of the Lessor or the Trustee based upon the provisions contained herein or contained in the applicable statutes, including, without limitation, the giving of the Notice of Default and Election to Sell or the Notice of Sale, shall constitute an election of remedies which would preclude the Lessor from pursuing judicial foreclosure before a completed sale pursuant to the power of sale contained herein. The Lessor shall have the right, with the irrevocable consent of the Lessee hereby given and evidenced by the execution of this instrument, to obtain appointment of a receiver by any court of competent jurisdiction without further notice to the Lessee, which receiver shall be authorized and empowered to enter upon and take possession of the Property or any part thereof, including all personal property used upon or in connection with the real property herein conveyed, to let the Property or any part thereof, to receive all the rents, issues and profits, if any, which may be due or become due in respect to the leasing of the Property or any part thereof to another party (herein, "Property Rents"), and apply the Property Rents after payment of
                --------------
all necessary charges and expenses to reduction of the Obligated Amounts in such order, proportion and priority as the Lessor may elect. At the option of the Lessor, the receiver shall accomplish entry and taking possession of the Property or any part thereof by actual entry and possession or by notice to the Lessee. The receiver so appointed by a court of competent jurisdiction shall be empowered to issue receiver's certificates for funds advanced by the Lessor for the purpose of protecting the value of the Property or any part thereof as security for the Obligated Amounts. The amounts evidenced by receiver's certificates shall bear interest at the Overdue Rate and may be added to the Obligated Amounts if the Lessee or a junior lienholder purchases the Property or any part thereof at the trustee's sale. The Trustee or any successor acting hereunder may resign and thereupon be discharged of the trusts hereunder upon thirty (30) days' prior written notice to the Lessor. Regardless of whether the Trustee resigns, the Lessor may, from time to time, substitute a successor or successors to any Trustee named herein or acting hereunder in accordance with any statutory procedure for such substitution; or if Lessor, in its sole and absolute discretion, so elects, and if permitted by law, the Lessor may substitute such successors or successors by recording, in the office of the recorder of the county or counties where the Property is located, a document executed by the Lessor and containing the name of the original Lessee and Lessor hereunder, the book and page where this instrument (or a memorandum hereof) is recorded (and/or instrument number, as applicable) and the name of the new Trustee, which instrument shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the predecessor Trustee, succeed to the rights, powers and duties hereunder. It is acknowledged that A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT; A POWER OF SALE MAY ALLOW LESSOR TO TAKE THE PROPERTY AND SELL THEM WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE LESSEE UNDER THIS INSTRUMENT.

          The Lessor acknowledges and agrees that upon the declaration of an Event of Default, to the maximum extent permitted by law, the Lessee waives any right to contest the sum of the Lessor Balance and the Loan Balance as the liquidated sum due upon acceleration of this instrument.

          If, pursuant to the exercise by the Lessor of its remedies pursuant to this Section 16.2, the Lease Balance and all other amounts due and owing from
     ------------
the Lessee under this Master Lease and the other Operative Documents have been paid in full, then the Lessor shall remit to the Lessee any excess amounts received by the Lessor. The obligation to deliver such excess to the Lessee shall survive this Master Lease.

          Notwithstanding any termination of this Master Lease pursuant to this
Section 16.2 or otherwise, the Lessor agrees that for thirty (30) days after the
------------
declaration of the occurrence of an Event of Default, Lessor shall forebear from exercising the remedies set forth in clauses (c), (h), (j) or (k) of this
Section 16.2 during which time Lessee may tender to the Lessor in immediately
------------
available funds the Lease Balance and all past due and accrued and unpaid Rent upon the receipt of which Lessor shall transfer the Property to the Lessee or its designee in accordance with Article XXI hereof.
                                -----------

Notwithstanding the foregoing, the Lessor may exercise its rights against the Collateral at any time after acceleration of the Lease Balance.

          16.3      Waiver of Certain Rights. Subject to the foregoing, if this
                    ------------------------
Master Lease shall be terminated pursuant to Section 16.2, the Lessee waives, to
                                             ------------
the fullest extent permitted by law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession except as expressly provided herein; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies; and (d) any other rights which might otherwise limit or modify any of the Lessor's rights or remedies under this Article XVI.
                                                         -----------

                                 ARTICLE XVII

                            LESSOR'S RIGHT TO CURE

          17.1 The Lessor's Right to Cure the Lessee's Lease Defaults. The
               ------------------------------------------------------
Lessor, with notice to the Lessee but without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of the Lessee, including the failure by the Lessee to maintain the insurance required by Article XIII, and may, to the fullest extent permitted by
                      ------------
law, and notwithstanding any right of quiet enjoyment in favor of the Lessee, enter upon the Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of the Lessee. All reasonable out-of-pocket costs and expenses so incurred (including fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Lessee to the Lessor as Supplemental Rent.

                                 ARTICLE XVIII

                              PURCHASE PROVISIONS

          18.1 Purchase of the Property.
               ------------------------

          (a) Subject to the conditions contained herein, the Lessee shall have the irrevocable option on any Business Day to purchase the Property at a price (the "Purchase Price") equal to the Lease Balance on the date of such purchase
      --------------
offset by any Deposit Taker Losses if such purchase is made during the Basic Lease Term. The Lessee's exercise of its option pursuant to this Section 18.1
                                                                 ------------
shall be subject to the condition that the Lessee shall have delivered a Purchase Notice to the Lessor not less than thirty (30) days prior to such purchase, specifying the date of such purchase.

          (b) Notwithstanding any other provision contained herein, if any Environmental Violation shall not be remedied by the Lessee with respect to the Property in accordance with Section 14.2 and the Lessor has not otherwise
                            ------------
delivered a Termination Notice pursuant to Section 15.2 hereof
                                           ------------
in the event the remedying of such Environmental Violation would exceed $2,500,000, the Lessee shall be deemed to have made a timely election of an option to purchase the Property in accordance with this Section 18.1.
                                                        ------------

          (c)  If the Lessee exercises an option pursuant to this Section 18.1
                                                                  ------------
or 18.2 then, upon the Lessor's receipt of all amounts due in connection
   ----
therewith, the Lessor shall transfer to the Lessee or its designee all of the Lessor's right, title and interest in and to the Property in accordance with the procedures set forth in Section 21.1(a), such transfer to be effective as of the
                        ---------------
date specified in the Purchase Notice. The Lessee may designate, in a notice given to the Lessor not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to the relevant Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Master Lease, including, without limitation, the obligation to pay to the Lessor that portion of the Lease Balance on the date specified in the applicable Purchase Notice.

          18.2 Undeveloped Land Purchase Option.
               --------------------------------

          (a)  On not less than thirty (30) days prior notice (the "Release
                                                                    -------
Notice"), the Lessee may request that the Lessor consent to the purchase by the
------
Lessee, or its designee of a parcel of the Land which shall be located within the Release Parcel Area (the "Release Parcel") which notice shall specify the
                              --------------
date of the closing for the sale of the Release Parcel (the "Release Parcel
                                                             --------------
Closing Date").
------------

          (b) The Lessor shall not unreasonably withhold its consent to the Lessee's purchase of the Release Parcel provided the following terms and conditions are met:

               (i) no Lease Default or Lease Event of Default shall have occurred and be continuing;

               (ii) the Release Parcel shall (x) be a separate lot from the Land for tax purposes and subdivided pursuant to all Requirements of Law and (y) be zoned to allow construction of not less than 250,000 buildable square feet; and

               (iii) the remainder of the Land not constituting the Release Parcel after conveyance of the Release Parcel shall (x) have adequate and legal access for vehicular and pedestrian ingress and egress and for all necessary utilities including water, sewer, electricity and gas, (y) not be configured in a manner that would adversely effect its fair market value and (z) otherwise be in compliance with all Requirements of Law.

          (c) With the Release Notice, the Lessee shall provide the Lessor with the information which the Lessor shall reasonably require to determine that the Lessee is in compliance with all conditions required by Section 18.2(b) as of
                                                        ---------------
the date of conveyance of the Release Parcel.

          (d) The Release Price shall be paid to the Lessor and upon receipt by the Lessor shall be applied to the Land Lease Balance.

          (e) On the Release Parcel Closing Date, upon receipt of the Release Price, the Lessor shall convey the Release Parcel to the Lessee pursuant to the provisions of Section 18.1(c) hereof.
              ---------------

          (f) All costs and expenses relating to the Release Parcel and Lessee's obligations hereunder shall be paid for by the Lessee and the Lessor shall not be responsible for any Transaction Expenses relating to the Release Parcel.

                                  ARTICLE XIX

                         EXTENSION OF EXPIRATION DATE

          19.1 Extension of Expiration Date. The Lessee may extend the
               ----------------------------
Expiration Date subject to, and in accordance with, the terms and conditions of
Section 11.2 of the Participation Agreement.
------------

                                  ARTICLE XX

                              REMARKETING OPTION

          20.1 Option to Remarket. Subject to the fulfillment of each of the
               ------------------
conditions set forth in this Section 20.1, the Lessee shall have the option (the
                             ------------
"Remarketing Option") to market the Property on behalf of the Lessor.
 ------------------

          The Lessee's effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions as to the Property as of the dates set forth below:

          (a) No earlier than twelve months and not later than six months prior to the Expiration Date, the Lessee shall give to the Lessor written notice of the Lessee's exercise of the Remarketing Option, which exercise shall be irrevocable. Failure by the Lessee to give timely notice shall be deemed to be an election by the Lessee, without further act thereby, of its Purchase Option for the Property.

          (b) Not more than six (6) months and not less than ninety (90) days prior to the Expiration Date, the Lessee shall deliver to the Lessor an Environmental Audit for the Property. Such Environmental Audit shall be prepared by a nationally recognized environmental consultant selected by the Lessor and shall contain conclusions reasonably satisfactory to the Lessor as to the environmental status of the Property. If any such Environmental Audit indicates any exceptions, the Lessee shall have also delivered prior to the Expiration Date, a Phase Two environmental assessment by such environmental consultant and a written statement by such environmental consultant indicating that all such exceptions have been remedied in compliance with Applicable Law. As of the Expiration Date, any Permitted Property Liens that were contested by the Lessee shall have been removed.

          (c) No Default or Event of Default shall have occurred and be continuing.

          (d) During the Marketing Period, the Lessee shall, as agent for the Lessor, use reasonable commercial efforts to sell the Lessor's interest in the Property on or before the Expiration Date and will attempt to obtain the lesser of the Lease Balance or the highest purchase price therefor.

          (e) The Lessee shall have obtained, at its cost and expense, all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Law in order to carry out and complete the transfer of the Property. As to the Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by the Lessor other than the absence of Lessor Liens.

          (f) The Lessee shall pay directly, and not from the sale proceeds, the cost of all appraisals required under Section 13.2 of the Participation
                                          ------------
Agreement and under Section 20.1 of the Master Lease, the Lessee's attorneys'
                    ------------
fees, all audit fees and other out-of-pocket expenses relating to such sale.

          (g) The Lessee shall pay to the Lessor concurrently with any sale on or prior to the Expiration Date (or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Maximum Recourse Amount plus all accrued and unpaid Rent and all other amounts hereunder which have accrued or will accrue prior to or as of the Expiration Date, in the type of funds specified in Section 3.4 hereof, provided, however, with respect to any Land for
             -----------         --------  -------
which the Basic Lease Term has expired pursuant to Section 2.3 hereof the Lessee
                                                   -----------
shall pay to the Lessor on or prior to the end of the Basic Lease Term with respect to the Land, an amount equal to the Land Lease Balance offset by any Deposit Taker Losses.

          (h)  The gross proceeds (the "Gross Remarketing Proceeds") of the sale
                                        --------------------------
of the Property (less any marketing, closing or other costs, prorations or commissions related to the marketing of the Property), shall be paid directly to the Lessor. The Gross Remarketing Proceeds shall be distributed as set forth in
Section 7.4 of the Participation Agreement; provided, however, that any sums due
-----------                                 --------  -------
and payable to the Lessee shall only be paid if all Supplemental Rent has been paid. The obligations of the Lessor under this paragraph shall survive the expiration or termination of this Master Lease.

          (i) No subleases affecting the Property shall be in effect on the Expiration Date.

          (j) The Lessee shall cause to be delivered to the Lessor on the earlier of (i) thirty (30) days prior to the sale of the Property pursuant to this Article XX and (ii) the Expiration Date, at the Lessee's sole cost and
     ----------
expense, a report from an Appraiser in form and substance satisfactory to the Lessor and the Administrative Agent which shall separately state the Fair Market Sales Value (Land) and Fair Market Sales Value (Improvements).

          Upon the sale or return of the Property in accordance with the terms hereof pursuant to the Remarketing Option, the Lessor will instruct the Collateral Agent to return any outstanding Collateral to the Lessee.

          If the Lessee elects the Remarketing Option in accordance with Section
                                                                         -------
20.1 and the sale of the Property is not consummated prior to the end of the
----
Marketing Period, the Lessee shall, in addition to making the payment required pursuant to Section 20.1(g) above, at its own cost and expense, do each of the
            ---------------
following:

               (i) execute and deliver to the Lessor and the Lessor's title insurance company an affidavit as to the absence of any Liens (other than Permitted Property Liens of the type described in clause (i),
          (v), (vii), (viii), (ix) or (x) Liens for taxes not yet due and Lessor Liens), and shall execute and deliver to the Lessor a statement of termination of this Master Lease to the extent relating to the Property;

               (ii) on the Expiration Date, transfer possession of the Property to the Lessor or any Person designated by the Lessor, by surrendering the same into the possession of the Lessor or such Person, as the case may be, in the condition required by this Section
                                                                        -------
          20.1 and in compliance with Applicable Law; and
          ----

               (iii) after the Expiration Date, cooperate reasonably with the Lessor and/or any Person designated by the Lessor to receive the Property, which cooperation shall include reasonable efforts with respect to the following, all of which the Lessee shall do on or before the Expiration Date for the Property or as soon thereafter as is reasonably practicable: providing copies of all books and records regarding the maintenance and ownership of the Property and all know-how, data and technical information relating thereto, providing a current copy of the applicable Plans and Specifications, granting or assigning all assignable licenses necessary for the operation and maintenance of the Property and cooperating reasonably in seeking and obtaining all necessary Governmental Action. The obligations of the Lessee under this paragraph shall survive the expiration or termination of this Master Lease.

          Lessor shall have no obligation to approve any bid for the Property except for bona fide all-cash bids which, together with amounts payable by the Lessee under clause (g) hereof, in the aggregate is at least equal to the Lease Balance and the acceptance of which will not subject the Lessor to any additional liability. Except as expressly set forth herein, the Lessee shall have no right, power or authority to bind the Lessor or any Participant in connection with any proposed sale of the Property.

          If one or more of the foregoing provisions (a) through (i) shall not be fulfilled as of the Expiration Date with respect to the Property, then the Remarketing Option shall be null and void (whether or not it has been theretofore exercised by the Lessee), in which event all of the Lessee's rights under this Section 20.1 shall immediately terminate and the Lessee shall
           ------------
purchase from the Lessor, and the Lessor shall convey to the respective Lessee, on the Expiration Date all of the Lessor's interest in the Property for an amount equal to the Lease Balance.

          If an Event of Default occurs after the Lessee elects the Remarketing Option, such election shall be automatically revoked and the Lessee shall be deemed to have elected the Purchase Option.

          20.2  No Duty to Solicit. The Lessor shall have the right, but shall
                ------------------
be under no duty, to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise to take action in connection with any such sale.

                                  ARTICLE XXI

                PROCEDURES RELATING TO PURCHASE OR REMARKETING

          21.1 Provisions Relating to the Exercise of the Purchase Option or
               -------------------------------------------------------------
Obligation and Conveyance Upon Remarketing and Conveyance Upon Certain Other
----------------------------------------------------------------------------
Events.
------

          (a) In connection with any termination of this Master Lease with respect to the Property pursuant to the terms of Article XV, in connection with
                                                 ----------
any purchase or in connection with the Lessee's purchase of the Property (or a portion thereof) in accordance with Section 18.1 or Section 18.2 or in
                                    ------------    ------------
connection with the Lessee's exercise of the purchase right under Section 16.2,
                                                                  ------------
then, upon the date on which this Master Lease is to terminate and upon the payment of all amounts due under Section 5.1 of the Construction Agency
                                 -----------
Agreement, as applicable, or upon tender by the Lessee of the amounts set forth in Article XV, Section 16.2, 18.1 or 18.2 as applicable:
   ----------  ------------  ----    ----

               (i) the Lessor shall execute and deliver to the Lessee (or to the Lessee's designee) at the Lessee's sole cost and expense an instrument of transfer, whether a bill of sale, grant deed or other form of assignment, as the case may be, without representations or warranties other than as provided by Applicable Law, relating to the Lessor's entire interest in the Property (which shall include an assignment of all of the Lessor's right, title and interest in and to any Net Proceeds with respect to the Property not previously received by the Lessor and an assignment of leases of the Property and rights under Construction Documents warranties and other contracts) or, if pursuant to Section 18.2, the Release Parcel only, in each case where
                      ------------
          necessary, in recordable form, and otherwise in conformity with local custom and free and clear of any Lessor Liens together with a FIRPTA Affidavit; and

               (ii) the Property shall be conveyed to the Lessee "AS IS" and in its then present physical condition.

          (b) If the Lessee properly exercises the Remarketing Option and the Property is sold, then the Lessee shall, on the Expiration Date, and at its own cost, transfer possession of all of the Property to the independent purchaser(s) thereof, in each case by surrendering the same into the possession of the Lessor or such purchaser(s), as the case may be, free and clear of all Liens, in good condition (as modified by Modifications permitted by this Master Lease), and in compliance with Applicable Law.

                                 ARTICLE XXII

                             ESTOPPEL CERTIFICATES

          22.1 Estoppel Certificates. At any time and from time to time upon not
               ---------------------
less than fifteen (15) Business Days' prior request by the Lessor or the Lessee (the "Requesting Party"), the other party (whichever party shall have received
      ----------------
such request, the "Certifying Party") shall furnish to the Requesting Party a
                   ----------------
certificate signed by an individual having the office of vice president or higher in the Certifying Party certifying that this Master Lease is in full force and effect (or that this Master Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Master Lease as the Requesting Party may reasonably request. Any such certificate furnished pursuant to this Article XXII
                                                                    ------------
may be relied upon by the Requesting Party, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).

                                 ARTICLE XXIII

                            ACCEPTANCE OF SURRENDER

          23.1 Acceptance of Surrender. No surrender to the Lessor of this
               -----------------------
Master Lease or of all or any of the Property or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor and, prior to the payment or performance of all obligations under the Loan Agreements and termination of the Commitments, the Administrative Agent, and no act by the Lessor, a Lender, the Administrative Agent or any representative or agent of the Lessor, a Lender or the Administrative Agent, other than a written acceptance, shall constitute an acceptance of any such surrender.

                                 ARTICLE XXIV

                              NO MERGER OF TITLE

          24.1 No Merger of Title. There shall be no merger of this Master Lease
               ------------------
or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part,
(a) this Master Lease or the leasehold estate created hereby or any interest in this Master Lease or such leasehold estate, (b) the fee or ground leasehold estate in the Property, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person or (c) a beneficial interest in the Lessor.


                                  ARTICLE XXV

                             INTENT OF THE PARTIES

          25.1 Nature of Transaction.
               ---------------------

          (a) It is the intent of the parties that: (i) the Master Lease constitutes an operating lease from Lessor to the Lessee for purposes of the Lessee's financial reporting, (ii) the Master Lease and other transactions contemplated will result in the Lessee being recognized as the owner of the Property for Federal and state income tax and bankruptcy purposes, (iii) the Memorandum of Lease grants to Lessor a Lien on the Lessee's interest in the Property, and (iv) the obligations of the Lessee to pay Basic Rent and any part of the Lease Balance shall be treated as payments of interest and principal, respectively, for Federal and state income tax and bankruptcy purposes. The Lessor shall be deemed to have a valid and binding security interest in and Lien on the Lessee's interest in the Property, free and clear of all Liens other than Permitted Property Liens, as security for the obligations of the Lessee under the Operative Documents (it being understood and agreed that the Lessee does hereby grant a Lien, and convey, transfer, assign, mortgage and warrant to Lessor and its successors, transferees and assigns, for the benefit of the Lessor and its successors, transferees and assigns, the Property and any proceeds or products thereof, to have and hold the same as collateral security for the payment and performance of the obligations of the Lessee under the Operative Documents), each of the parties hereto agrees that it will not, nor will it permit any Affiliate to at any time, take any action or fail to take any action with respect to the preparation or filing of any income tax return, including an amended income tax return, to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 25.1.
                  ------------

          (b) Specifically, without limiting the generality of clause (a) of this Section 25.1, the parties hereto intend and agree that in the event of any
     ------------
insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth or other applicable jurisdiction thereof affecting Lessee, Lessor, any Participant or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as loans made by the Participants to the Lessee.


                                 ARTICLE XXVI

                                 MISCELLANEOUS

          26.1  Survival; Severability; Etc. Anything contained in this Master
                ---------------------------
Lease to the contrary notwithstanding, all claims against and liabilities of the Lessee or the Lessor arising from events commencing prior to the expiration or earlier termination of this Master Lease shall survive such expiration or earlier termination. If any term or provision of this Master Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Master Lease and any other application of such term or provision shall not be affected thereby. If any right or option of the Lessee provided in this Master Lease, including any right or option described in Article XIV, XV, XVIII
                                                         -----------  --  -----
or XX, would, in the absence of the limitation imposed by this sentence, be
   --
invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgment and delivery of this Master Lease.

          26.2  Amendments and Modifications. Subject to the requirements,
                ----------------------------
restrictions and conditions set forth in the Participation Agreement, neither this Master Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by the Lessor and the Lessee.

          26.3  No Waiver. No failure by the Lessor, any Participant or the
                ---------
Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Master Lease, and this Master Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

          26.4  Notices. All notices, demands, requests, consents, approvals and
                -------
other communications hereunder shall be in writing and directed to the address described in, and deemed received in accordance with the provisions of, Section
                                                                        -------
15.3 of the Participation Agreement.
----
          26.5  Successors and Assigns. All the terms and provisions of this
                ----------------------
Master Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          26.6  Headings and Table of Contents. The headings and table of
                ------------------------------
contents in this Master Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          26.7  Counterparts. This Master Lease may be executed in any number of
                ------------
counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

          26.8  GOVERNING LAW. THIS MASTER LEASE SHALL BE GOVERNED BY, AND
                -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATES HEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. WITHOUT LIMITING THE FOREGOING, IN THE EVENT THAT THIS MASTER LEASE IS DEEMED TO CONSTITUTE A FINANCING WHICH IS THE INTENTION OF THE PARTIES, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, SHALL GOVERN THE CREATION, TERMS AND PROVISIONS OF THE INDEBTEDNESS EVIDENCED HEREBY, BUT THE LIEN CREATED HEREBY AND THE CREATION AND THE ENFORCEMENT OF SAID LIEN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA.

          26.9  Liability Limited. The parties hereto agree that except as
                -----------------
specifically set forth in this Master Lease or in any other Operative Document, the Lessor shall have no personal liability whatsoever to the Lessee, the Lenders, the Administrative Agent or their respective successors and assigns for any claim based on or in respect of this Master Lease or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby and the recourse shall be solely had against the Lessor's interest in the Property; provided, however, that Lessor shall be liable in its
                          --------  -------
individual capacity for the removal of Lessor Liens and for its own willful misconduct or gross negligence; and further provided nothing therein shall impair or limit the rights of

Lessee against the Administrative Agent or Lessor relating to any Collateral held by either of them from time to time under the Operative Documents.

          26.10  Priority. On or prior to the Expiration Date and as long as no
                 --------
Lease Event of Default has occurred and is continuing, the Lenders Mortgage shall be subject and subordinate to this Master Lease and following the Expiration Date or if a Lease Event of Default shall have occurred and be continuing, then at the sole election of the Administrative Agent, this Master Lease shall be subject and subordinate to the Lenders Mortgage without any further act by any Person.

          26.11  Original Master Lease. The single executed original of this
                 ---------------------
Master Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt thereof of Societe Generale, New York Branch as the Administrative Agent therefor on or following the signature page thereof shall be the Original Executed Counterpart of this Master Lease (the "Original Executed Counterpart"). To the extent that this
                   -----------------------------
Master Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Master Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

          IN WITNESS WHEREOF, the parties have caused this Master Lease to be duly executed and delivered as of the date first above written.

                                             PALM, INC., as Lessee


                                             By:  /s/ Judy Bruner
                                                  ------------------------------
                                                  Name: JUDY BRUNER
                                                  Title: CHIEF FINANCIAL OFFICER




                                             SOCIETE GENERALE FINANCIAL
                                             CORPORATION, as Lessor


                                             By:  /s/ illegible
                                                  ------------------------------
                                                  Name: illegible
                                                  Title: Senior Vice President


THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART.

Receipt of this original counterpart of the foregoing Master Lease is hereby acknowledged as of the date hereof.

SOCIETE GENERALE, NEW YORK BRANCH,
as Administrative Agent


By:  /s/ illegible
     ----------------------------
     Name: Sean Rheuben
     Title: Attorney-in-fact

                                                               SCHEDULE I TO THE
                                                                    MASTER LEASE

                        Release Parcel Area Description

          The Release Parcel Area encompasses 14.11 acres bounded by Route 237, North First Street and Holder Way; excludes all Improvements constructed on the Land; and is limited to the following Assessor's Parcel Numbers (APN):

          097-03-066;
          097-03-081;
          097-03-100;
          097-03-101; and
          0973-03-105.

APPENDIX A to

Participation Agreement,
Master Lease,
Loan Agreements,
Construction Agency Agreement,
Lender Mortgage,
Pledge Agreements

DEFINITIONS AND INTERPRETATION

        A.  Interpretation. In each Operative Document, unless a clear contrary
            --------------
intention appears:

            (i)   the singular number includes the plural number and vice versa;

            (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

            (iii) reference to any gender includes each other gender;

            (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended, supplemented, amended and restated or otherwise modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

            (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

            (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

            (vii) "hereunder", "hereof'", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof;

            (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

            (ix) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding";

            (x) with respect to any rights and obligations of the parties under the Operative Documents, all such rights and obligations shall be construed to the extent permitted by Applicable Law; and

            (xi) reference to the obligations being paid and performed at any time shall mean those obligations that are known at such time.

        B.  Computation of Time Periods. For purposes of computation of periods
            ---------------------------
of time under the Operative Documents, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

        C.  Accounting Terms and Determinations. Unless otherwise specified in
            -----------------------------------
any Operative Document, all terms of an accounting character used therein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Lessee's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Lessee's and its consolidated Subsidiaries delivered to the Lessor and Administrative Agent, for the benefit of the Lenders unless with respect to any such change concurred in by the Lessee's independent public accountants or required by GAAP, in determining compliance with any of the provisions of any Operative Document, the Lessee shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, in which event such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made.

        D.  Conflict in Operative Documents. If there is any conflict between
            -------------------------------
any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

        E.  Legal Representation of the Parties. The Operative Documents were
            -----------------------------------
negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

          F.   Defined Terms. Unless a clear contrary intention appears, terms
               -------------
defined herein have the respective indicated meanings when used in each Operative Document.

          "Account" means the account established by the Lessor and the Tranche A Lender with the Administrative Agent into which all payments by the Lessee under the Operative Documents shall be made. The Account shall be specified on
Schedule II to the Participation Agreement, as such Schedule II may from time to
-----------                                         -----------
time be amended, supplemented, amended and restated or otherwise modified from time to time.

          "Acquisition Date" means September 5, 2000.

          "Add Backs" means as of the last day of any Fiscal Quarter, the cumulative total, for the period commencing on April 29, 2000 and ending on and including such first mentioned date, of all goodwill attributable to acquisitions during such period and all reductions in Consolidated Tangible Assets attributable to the Lessee's purchase of its own capital stock during such period, in each case as determined in accordance with GAAP.

          "Adjusted Eurodollar Rate" means the applicable London Interbank Offered Rate, as applicable to any Interest Period and, in the event any Lender is required to maintain reserves against "Eurocurrency Liabilities" under Regulation D by the F.R.S. Board, during such period the Adjusted Eurodollar Rate shall mean a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.

          "Administrative Agent" means Societe Generale, acting through its New York Branch, as Administrative Agent under the Participation Agreement and the other Operative Documents.

          "Advance" means an advance of funds by the Administrative Agent to the Construction Agent pursuant to Article III of the Participation Agreement.
                               -----------

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Pension Plan or welfare plan). For purposes of this definition, "control" when used with respect to any Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "After Tax Basis" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient (less any tax savings actually realized by the recipient as a result of such payment) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

          "Applicable Law" means all existing and future applicable laws, rules, regulations (including Hazardous Materials Laws) statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of the Property) or in each case affecting the Lessee, the Property or any material interests in any other kind of property or asset, whether real, personal or mixed, or tangible or intangible, of the Lessee.

          "Appraisal" means, (i) with respect to the Land, an appraisal of the Land prepared by an Appraiser, appraising the Fair Market Sales Value (Land) as of the Acquisition Date and (ii) with respect to the Improvements, an appraisal of the Improvements prepared by an Appraiser, appraising the Fair Market Sales Value (Improvements) to be constructed on the Land in accordance with the Plans and Specifications therefor as of the Completion Date and as of the Expiration Date, and each such Appraisal complies in all material respects (as determined by the judgment of counsel to the Administrative Agent and the Lessor) with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto and all other applicable Requirements of Law.

          "Appraiser" means, as of the Documentation Date (a) with respect to the Improvements, Marshall & Stevens, Incorporated, and (b) with respect to the Land, Carneghi-Bautovich & Partners, Inc., and thereafter, an independent third party reputable appraiser or appraisers selected by the Lessor and the Administrative Agent with the consent of the Lessee (which consent shall not be unreasonably withheld or delayed).

          "Appurtenant Rights" means, with respect to the Land, (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land or the Improvements thereon, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Land.

          "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit B to the Construction Period Loan Agreement
                             ---------
or Exhibit C to the Basic Term Loan Agreement.
   ---------

          "Assignment of Lease, Rent, Construction Period Pledge Agreement and CAA" means the Assignment of Lease, Rent, Rights Under the Construction Period Pledge Agreement and CAA dated as of November 16, 2000 from the Lessor, as assignor, to the Administrative Agent for the benefit of the Lenders, as assignee.

          "Attributed Fair Market Sales Value (Improvements)" means, as of the date of determination, the product of (a) the sum of the Gross Remarketing Proceeds and the Property Completion Differential, if any, and (b) the Fair Market Sales Value (Improvements) divided by the Fair Market Sales Value of the Property.

          "Attributed Fair Market Sales Value (Land)" means, as of the date of determination, the product of (a) the sum of the Gross Remarketing Proceeds and the Property Completion Differential, if any, and (b) the Fair Market Sales Value (Land) divided by the Fair Market Sales Value of the Property.

          "Available Commitment" means the aggregate of the Available Loan Commitment and the Available Lessor Commitment.

          "Available Lessor Commitment" means at any time, an amount equal to the excess, if any, of (x) the Lessor Commitment over (y) the Lessor Balance.

          "Available Loan Commitment" means at any time, an amount equal to the excess, if any, of (x) the Loan Commitment over (y) the Loan Balance.

          "Bankruptcy Code" is defined in Section 5.1(e) of each Loan Agreement.
                                          -------------

          "Base Rate" means, for any day, the rate per annum equal to one-half of one percent above the Federal Funds Rate.

          "Base Rate Loan(s)/Lessor Amount(s)" means a Loan or Lessor Amount, as the case may be, bearing interest at the Base Rate.

          "Basic Lease Term" is defined in Section 2.3 of the Master Lease.
                                           -----------

          "Basic Rent" means the aggregate of (i) the Lender Basic Rent and (ii) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

          "Basic Rent Payment Date" means the during the Commitment Period, the last day of each Interest Period then in effect, and during the Basic Lease Term, the Payment Set Date.

          "Basic Term Loan Agreement" means the Basic Term Loan Agreement, to be dated as of the Completion Date, among the Lessor, as borrower, the Lenders party thereto and the Administrative Agent, as same may be amended, supplemented, amended and restated or otherwise modified from time to time.

          "Basic Term Pledge Agreement" means the Basic Term Pledge Agreement, to be dated as of the Completion Date, among the Lessee as Grantor and the Collateral Agent for the benefit of the Secured Parties thereunder, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Break Costs" means an amount equal to the amount, if any, required to compensate any Participant for any additional losses (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by such Participant to fund its obligations under the Operative Documents) it may reasonably incur as a result of (w) the Lessee's payment of Basic Rent other than on a Basic Rent Payment Date for any reason, (x) any Advance not being made on the date specified therefor in the applicable Funding Request (other than as a result of a breach by such Participant, as the case may be, of its obligation under Section 3.1,
                                                                 -----------
3.2 or 3.3, as the case may be, of the Participation Agreement to make Advances
---    ---
to the Lessee or make Lessor Amounts or Loans available to the Lessor), (y) the Lessee's payment of the Lease Balance, or a portion thereof, on any date other than a Basic Rent Payment Date, or (z) as a result of any conversion of the Adjusted Eurodollar Rate in accordance with Section 13.7 of the Participation
                                            ------------
Agreement. A statement as to the amount of such loss, cost or expense, prepared in good faith and in reasonable detail and submitted by such Participant, as the case may be, to the Lessee, shall be presumed correct and binding on the Lessee absent demonstrable error.

          "Business Day" means (i) each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banks in San Francisco, California, New York, New York or the Funding Office of any Other Lender are generally authorized or obligated, by law or executive order, to close and (ii) relative to the payment of Rent determined by reference to the Adjusted Eurodollar Rate, any day which is a Business Day under clause (i) and is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

          "Capital Lease" means any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of a lessee in accordance with GAAP.

          "Capital Lease Obligations" means the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

          "Cash Collateral Account" has the meaning attributed to the term in the Basic Term Pledge Agreement.

          "Casualty" means any damage or destruction of all or any portion of the Property as a result of a fire, flood, gas explosion, earthquake or other casualty or catastrophe.

          "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. (S)(S)_9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, as otherwise amended or modified from time to time, or any successor statute thereto.

          "Certifying Party" is defined in Section 22.1 of the Master Lease.
                                           ------------

          "Change of Control" means as to the Lessee and Guarantor, (i) an event or series of events by which any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect on the Documentation Date) or related persons constituting a "group" (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934 as in effect on the Documentation Date), is or becomes or has the absolute, unconditional right to become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 as in effect on the Documentation Date), directly or indirectly, of 50% or more of the number of shares of voting stock of the Lessee, and, in addition, (ii) after the occurrence of such event or series of events, during any period of twelve (12) consecutive months, individuals who, at the beginning of such period, constituted the board of directors of the Lessee (together with any new director whose election by the Lessee's board of directors whose nomination for election by the Lessee's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Lessee then in office.

          "City of San Jose" means a municipal corporation, under the Constitution and laws of the State of California and its charter with all powers of a charter city granted by the Constitution of the State of California.

          "Claims" means any and all obligations, liabilities, losses, actions, suits, damages, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including, without limitation, reasonable legal fees and expenses) of any nature whatsoever.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

          "Collateral" means, with respect to the Construction Period, as defined in Section 2.1 of the Construction Period Pledge Agreement and, with
           -----------
respect to the Basic Lease Term, as defined in paragraph 3 of the Basic Term
                                               -----------
Pledge Agreement.

          "Collateral Account" is defined in Section 3.1 of the Construction
                                             -----------
Period Pledge Agreement.

          "Collateral Agent" means during the Construction Period pursuant to the Construction Period Pledge Agreement, State Street Bank and Trust Company and during the Basic Lease Term pursuant to the Basic Term Pledge Agreement, Societe Generale, New York Branch, each collateral agent acting on behalf of the Lenders.

          "Commencement of Construction" means the date that Construction commences.

          "Commitment Period" means the period from and including the Documentation Date but excluding the date occurring on the earliest of (i) the Final Commitment Termination Date, (ii) the date on which the Lease Balance equals the Maximum Commitment Amount, subject to Section 4.3(b)(i) of the
                                                 ----------------
Participation Agreement, (iii) the Final Funding Date for the Property and (iv) the date on which the Commitments shall terminate as provided in the Operative Documents.

          "Commitments" means (i) as to the Tranche A Lender, the Tranche A Loan Commitment, (ii) as to each Tranche B Lender, its respective Tranche B Loan Commitment, and (iii) as to the Lessor, the Lessor Commitment.

          "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Lessee within the meaning of Section 4001 of ERISA or is part of a group which includes the Lessee and which is treated as a single employer under Section 414 of the Code.

          "Competitor" means any Person that manufactures, distributes or markets computers, computer systems, computer components and peripherals or provides web hosting or similar services or internet advisory and e-commerce consulting services.

          "Completed Property" means the Property after Completion has been achieved.

          "Completion" means, with respect to the Property, such time as the conditions set forth in Section 6.3 of the Participation Agreement are satisfied
                        -----------
with respect thereto.

          "Completion Certificate" is defined in Section 6.3(a) of the
                                                 -------------
Participation Agreement.

          "Completion Date" means, with respect to the Property, the date determined under Section 6.3 of the Participation Agreement.
                 -----------

          "Compliance Certificate" means the certification required pursuant to
Section 10.1(a)(iii) of the Participation Agreement.
-------------------

          "Condemnation" means, with respect to the Property, any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to the Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Property or alter the pedestrian or vehicular traffic flow to the

Property so as to result in change in access to the Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

          "Consolidated EBITDAR" for any period, means the Consolidated Net Income for such period plus, without duplication and to the extent reflected as
                       ----
a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) all scheduled rent under Capital Leases and Operating Leases, (f) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), and (g) any other non-cash charges, and minus, to the
                                                             -----
extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis.

          "Consolidated Fixed Charge Coverage Ratio" for any period, means the ratio of (a) Consolidated EBITDAR for such period to (b) Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges" for any period, with respect to each of the Lessee and the Guarantor, means the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) Consolidated Lease Expense for such period and (c) scheduled payments made during such period on account of principal of Indebtedness of the Lessee or the Guarantor (including scheduled principal payments).

          "Consolidated Interest Expense" for any period, with respect to each of the Lessee and the Guarantor, means the total cash interest expense (including that attributable to Capital Lease Obligations) of the Lessee or the Guarantor for such period with respect to all outstanding Indebtedness of the Lessee or the Guarantor (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing) .

          "Consolidated Lease Expense" for any period, with respect to each of the Lessee and the Guarantor, means the aggregate amount of fixed and contingent rentals payable by the Lessee or the Guarantor for such period with respect to capital or operating leases of real and personal property, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" for any period, with respect to each of the Lessee and the Guarantor, means the consolidated net income (or loss) determined on a consolidated basis in accordance with GAAP; provided that there shall be
                                                 --------
excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Lessee or the Guarantor or is merged into or consolidated with the Lessee or the Guarantor, (b) the income (or deficit) of any Person (other than a Subsidiary of the Lessee or the Guarantor) in which the Lessee or the Guarantor has an ownership interest, except to the extent that any such income is actually received by the Lessee or the Guarantor in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Lessee or the Guarantor to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Operative Document) or Requirement of Law applicable to such Subsidiary.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Lessee or the Guarantor in its consolidated financial statements if such statements were prepared as of such date.

          "Consolidated Tangible Assets" means, as of any date of determination, Consolidated Total Assets minus the following: (i) all assets which would be classified as intangible assets in accordance with GAAP, including goodwill, organizational expense, research and development expense, patent applications, patents, trademarks, trade names, brands, copyrights, trade secrets, customer lists, licenses, franchises and covenants not to compete; (ii) all unamortized debt discount and expense; (iii) all treasury stock; and to the extent remaining after consolidation (iv) all receivables from Affiliates, directors, officers or employees of the Lessee or the Guarantor.

          "Consolidated Tangible Net Worth" means, as of any date of determination, Consolidated Tangible Assets minus Consolidated Total Liabilities
                                            -----
plus (minus) the cumulative foreign currency translation adjustment as of such
----  -----
date, as determined in accordance with GAAP.

          "Consolidated Total Assets" means, with respect to each of the Lessee and Guarantor, as of any date of determination, the total assets of the Lessee or the Guarantor on a consolidated basis, as determined in accordance with GAAP.

          "Consolidated Total Liabilities" means, with respect to each of the Lessee and Guarantor, as of any date of determination, the total liabilities of the Lessee on a consolidated basis, as determined in accordance with GAAP.

          "Constituent Document" means, relative to any Person, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts, its partnership agreement, its certificate of limited partnership and similar arrangements applicable to any of its authorized shares of capital stock or partnership interests.

          "Construction" means, with respect to the Land, the construction and installation of all Improvements thereon contemplated by the Plans and Specifications applicable to the Land.

          "Construction Agency Agreement" means the Construction Agency Agreement, dated as of November 16, 2000, among the Lessor and the Construction Agent.

          "Construction Agency Agreement Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Construction Agency Agreement Event of Default.

          "Construction Agency Agreement Event of Default" means a "Construction Agency Agreement Event of Default" as defined in Section 5.1 of the Construction
                                                 -----------
Agency Agreement.

          "Construction Agent" means the Lessee acting in the capacity of construction agent under the Construction Agency Agreement.

          "Construction Costs" means the fees, expenses, costs and other items related to the development and construction of the Improvements and specified below:

          (a) the costs of development, architectural and engineering services related to the Improvements, including the costs of preparation of studies, surveys, reports, tests, plans and specifications;

          (b) the costs of legal, accounting, the costs of the Insurance Consultant and other services related to the Improvements;

          (c) the fees and charges incurred in connection with securing all Governmental Actions required to be taken, given or obtained in connection with the development, construction, ownership, financing, maintenance or operation of the Improvements;

          (d) any title fees, premium and escrow costs and other expenses relating to title insurance and the closings contemplated by the Operative Documents;

          (e) all expenses relating to any Environmental Audit and compliance with Environmental Laws and Hazardous Materials Laws;

          (f) fees and other expenses relating to Appraisals pursuant to the Operative Documents;

          (g) the costs incurred in connection with the acquisition, construction, improvement, rehabilitation or extension of the Improvements comprising a part of the Property and the provision of the necessary services and utilities thereto;

          (h) interest on the Loans and Yield on the Lessor Amounts during the Construction Period with respect to the Construction Costs and the Land Costs;

          (i) any sales, use, property, real or personal, tangible or intangible taxes incurred in connection with the Improvements;

          (j) any other items included in the construction budget;

          (k) any other costs and expenses incurred in connection with the construction, development and equipping of the Property including fees to Participants and other Transaction Expenses;

          (l) fees, expenses and premiums related to property insurance under
     Section 2.9 of the Construction Agency Agreement;
     -----------

          (m) such other items as the Participants may reasonably approve in writing.

          "Construction Documents" is defined in Section 2.6 of the Construction
                                                 -----------
Agency Agreement.

          "Construction Period" means, with respect to the Property, the period commencing on the Commencement of Construction and ending on the earlier of (i) the Completion Date and (ii) the Final Commitment Termination Date.

          "Construction Period Loan Agreement" means the Construction Period Loan Agreement, dated as of November 16, 2000, between the Lessor, as borrower, the Lenders party thereto and the Administrative Agent acting on behalf of the Lenders.

          "Construction Period Pledge Agreement" means the Construction Period Security and Control Agreement, dated as of November 16, 2000, among the Lessor, the Lessee and the Collateral Agent for the benefit of the Secured Parties thereunder as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

          "Construction Period Property" means, at any date of determination, the Property during the Construction Period.

          "Construction Recourse Amount" means, as determined as of any date with respect to the Construction Period Property, an amount equal to the sum of
(i) the Land Lease Balance plus (ii) 89.95% of the Project Costs.

          "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner or any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof; provided,
                                                                 --------
however, that the term "Contingent Obligation" shall not include endorsements of
-------
instruments for deposit or collection in the ordinary course of business.

          "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

          "Deficiency Collateral" is defined in Section 14.1 of the
                                                ------------
          Participation Agreement.

          "Deficiency Date" is defined in Section 14.1 of the Participation
                                          ------------
          Agreement.

          "Deposit Taker Losses" means, the value of any Collateral that the Collateral Agent shall fail to deliver to the Lessee, the Administrative Agent, the Lender(s) or the Lessor in accordance with the Operative Documents during the Basic Lease Term (as a result of the Collateral Agent's insolvency or offsets by the Collateral Agent in violation of the Operative Documents).

          "Development Agreement" means that certain Development Agreement entered into as of August 5, 1997, by and between the City of San Jose and 3COM Corporation, authorized by the City Council by adoption of Ordinance No. 25402, recorded under Series No. 15206980 in the official records of Santa Clara County on April 7, 2000, as amended by that certain First Amendment to Development Agreement entered into by the parties as of March 21, 2000, authorized by the City Council by adoption of Ordinance No. 26074.

          "Documentation Date" is November 16, 2000, the date upon which all conditions precedent in Section 6.1 of the Participation Agreement have been satisfied.

          "Documentation Date Land Lease Balance" means $221,525,168.20.

          "Dollars" and "$" mean dollars in lawful currency of the United States of America.

          "End of the Term Report" is defined in Section 13.2(a) of the
                                                 ---------------
          Participation Agreement.

          "Engagement Letter" means the Amended and Restated Engagement Letter, dated November 7, 2000, between the Lessor, Societe Generale, New York Branch and the Lessee.

          "Environmental Audit" means, with respect to the Property, a Phase One environmental site assessment (the scope and performance of which meets or exceeds the then most current ASTM Standard Practice E1527 for Environmental Site Assessments: Phase One Environmental Site Assessment Process) of the Property.

          "Environmental Law" means any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes or decrees of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment or the use, storage, handling, disposal, transport, treatment or generation of Hazardous Materials, as now or may at any time be in effect, including, without limitation, the California Environmental Quality Act and any Requirement of Law related to the protection of the Western Burrowing Owl (athene cunicularia hypngaea) and any rules, regulations and guidance documents promulgated thereunder.

          "Environmental Violation" means, with respect to the Property, any activity, occurrence or condition that violates or results in non-compliance with any Environmental Law or Hazardous Materials Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA Group" means, with respect to the Lessee, the Lessee and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Lessee, are treated as a single employer under Section 414 of the Code.

          "Eurodollar Loan(s)/Lessor Amount(s)" means a Loan or Lessor Amount, as the case may be, bearing interest at the Adjusted Eurodollar Rate.

          "Eurodollar Reserve Percentage" means that percentage (expressed as a decimal) which is in effect on any day that a reserve percentage is prescribed by the F.R.S. Board for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default" means with respect to the Lease, a Lease Event of Default and with respect to the Construction Agency Agreement, a Construction Agency Agreement Event of Default.

          "Excess Casualty/Condemnation Proceeds" means the excess, if any, of
(x) the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or

Condemnation minus (y) that portion of the Lease Balance paid by the Lessee pursuant to Article XV of the Master Lease with respect to such Casualty or
            ----------
Condemnation.

          "Excess Sales Proceeds" means the excess, if any, of (x) the aggregate of all proceeds received by the Lessor in connection with the Lessee's exercise of the Remarketing Option under Article XX of the Master Lease, less all fees,
                                ----------
costs and expenses of the Lessor in connection with the exercise of its rights and remedies thereunder, minus (y) the outstanding Lease Balance.
                         -----

          "Expiration Date" means September 5, 2007, unless the Master Lease shall have been earlier terminated in accordance with the provisions thereof.

          "Facility Equipment" means all equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired by the Lessor using the proceeds of the Loans and Lessor Amounts and now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of the Property, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, shelving, display cases, counters, furniture and furnishings, heating, electrical, switch gear, uninterrupted power supply, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, generators, elevators, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communications systems (including satellite dishes and antennae), computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

          "Fair Market Sales Value" means with respect to the Property, the sum of the Fair Market Sales Value (Land) plus the Fair Market Sales Value (Improvements).

          "Fair Market Sales Value (Improvements)" means, with respect to the Improvements, the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership (or the economic equivalent thereof) of the Improvements.

          "Fair Market Sales Value (Land)" means, with respect to the Land, the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership (or the economic equivalent thereof) of the Land.

          "Federal Funds Rate" means, for any day or period, as applicable, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) at which Federal funds in the amount equal to the principal amount of the related Loans or Lessor Amounts are offered in the interbank market to Societe Generale, New York Branch, as of 11:00 a.m., New York time, on such day for such day or for such period, as applicable.

          "Fees" means, collectively, the Transaction Expenses and all other fees paid or payable to the Lessor, Societe Generale, New York Branch and/or the Administrative Agent under the Participation Agreement and the other Operative Documents.

          "Final Commitment Termination Date" means the earlier of (a) the Final Funding Date and (b) September 5, 2003.

          "Final Funding" means the Advance made on the Final Funding Date.

          "Final Funding Date" means the Completion Date at which time the Construction Agent shall provide the Completion Certificate with attached punchlist items to be funded by the Construction Agent, pursuant to Section
                                                                    -------
6.3(a) of the Participation Agreement.
------

          "Financial Officer" means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, controller, or vice president of finance of such Person.

          "FIRPTA Affidavit" means, the certification of Nonforeign Status in accordance with Internal Revenue Code Section 897 and Section 1445(b)(2) of the Foreign Investment and Real Property Tax Act, as amended.

          "Fiscal Quarter" means any quarter of a Fiscal Year.

          "Fiscal Year" means any period of twelve consecutive calendar months ending on the Friday closest in time to May 31.

          "Fixture" mean all fixtures relating to the Improvements, including all components thereof, located in or on such Improvements, together with all replacements, modifications, alterations and additions thereto.

          "Force Majeure Event" means, with respect to the Construction of the Property, any event (the existence of which was not known and could not have been discovered through the exercise of reasonable due diligence by the Lessee or the Construction Agent prior to the Documentation Date) beyond the control of the Lessee and the Construction Agent, including, but not limited to, strikes, lockouts, adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials, government activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the Construction Agent's financial condition or failure to pay or any event, cause or condition which could have been avoided or which could be remedied through the exercise of commercially reasonable efforts or the commercially reasonable expenditure of funds.

          "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

          "Funding Date" is defined in Section 3.1(c) of the Participation
                                       --------------
Agreement.

          "Funding Office" means the office of each Participant identified on
Schedule II to the Participation Agreement as its Funding Office.
-----------

          "Funding Request" means the Funding Request substantially in the form of Exhibit A to the Participation Agreement.

          "GAAP" means United States generally accepted accounting principles (including principles of consolidation) applied on a basis consistent with those which, are to be used in making the calculations for purposes of determining compliance with the terms of the Operative Documents.

          "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include, without limitation, all environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of the Property as provided in the Master Lease.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and having jurisdiction over the Property or the Operative Documents, as applicable.

          "Gross Remarketing Proceeds" is defined in Section 20.1(h) of the
                                                     ---------------
Master Lease.

          "Guarantor" means Palm, Inc., a Delaware corporation.

          "Guaranty" means the Guaranty Agreement, dated as of November 16, 2000, made by the Guarantor to the Administrative Agent for the ratable benefit of the Lenders.

          "Hazardous Activity" means any activity, process, procedure or undertaking that (a) directly or indirectly (i) produces, generates or creates any Hazardous Material; (ii) causes or results in (or threatens to cause or result in) the Release of any Hazardous Material into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life) or (iii) involves the containment or storage of any Hazardous Material and (b) is regulated as hazardous waste treatment, storage or disposal within the meaning of any Hazardous Materials Law.

          "Hazardous Materials" means any hazardous, toxic or dangerous materials, substances, chemicals, wastes or pollutants that from time to time are defined by or pursuant to or are regulated under any Hazardous Materials Laws, including asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons, urea formaldehyde and any material, substance, pollutant or waste that is defined as a hazardous waste under RCRA or defined as a hazardous substance under CERCLA.

          "Hazardous Materials Laws" means all laws, statutes, rules, regulations or ordinances of Governmental Authority, now or hereafter in effect, relating to the generation, recycling, use, reuse, sale, storage, handling, transport, treatment or disposal of Hazardous Materials, including CERCLA, RCRA, the Clean Air Act, 42 U.S.C. (S) 7401, et seq. ("CAA"), the Toxic Substances
                                                 ---
Control Act, 15 U.S.C. (S)_2601 et seq. ("TSCA") and any rules, regulations and
                                          ----
guidance documents promulgated or published thereunder, and any statute, law, rule, regulation or ordinance of Governmental Authority now or hereafter in effect that relates to public health, safety or the discharge, emission or disposal of Hazardous Materials in or to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Materials, to exposure to Hazardous Materials or to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.

          "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Lessee, any qualification or exception to such opinion or certification which (a) is of a "going concern" or similar nature or (b) relates to the limited scope of examination of matters relevant to such financial statement or
(c) relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Lessee to be in default of any of its obligations under Section 10.2 of the Participation Agreement.
                                ------------

          "Impositions" means any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any foreign, United States Federal, state or local authority ("Taxes") (including, without limitation, (i) real and personal property taxes, including personal property taxes on any property covered by the Master Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are, or are in the nature of, franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees or taxes; and (vi) assessments on the Property, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed within the Lease Term), and in each case all interest, additions to tax and penalties thereon, which at any time may be levied, assessed or imposed upon or with respect to (a) any Tax Indemnitee, the Property or any part thereof or interest therein, or the Lessee or any sublessee or user of the Property; (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of the Property or any part thereof or interest therein; (c) Notes or interest therein or transfer thereof, (d) the Rent and all other rentals, receipts or earnings arising from the Property or any part thereof or interest therein; (e) the Operative Documents or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to the Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract (including the Construction Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes; or (i) otherwise in connection with the transactions contemplated by the Operative Documents.

          The term "Impositions" shall not mean or include the following Taxes, unless such taxes are incurred or increased, directly or indirectly, by actions of the Lessee on or after the Acquisition Date (other than actions specifically required of the Lessee hereunder or under any other Operative Document):

                    (i) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Tax Indemnitee by the United States federal government (other than any taxes imposed by means of withholding at source) that are based on or measured by the net income (including taxes based on capital gains and minimum taxes) of such Person; provided that this clause (i) shall not be
                            --------
               interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                    (ii) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are (x) imposed by any state or local jurisdiction or taxing authority within any state or local jurisdiction to the extent such Tax Indemnitee is organized or otherwise a taxpayer in such jurisdiction without regard to the transactions contemplated by the Operative Documents and (y) based upon or measured by the gross or net income (including any minimum taxes, withholding taxes or taxes on or measured by capital, net worth, excess profits or items of tax preference or taxes that are capital stock, franchise or doing business taxes), except that this clause (ii) shall not apply to (and thus shall not exclude) any such Taxes imposed on a Tax Indemnitee by a state (or any local taxing authority thereof or therein) where the Property is located, possessed or used under the Master Lease unless the Tax Indemnitee was subject to such tax in such jurisdiction without regard to the transaction contemplated by the Operative Documents and the Master Lease; provided that this clause (ii) shall not be
                                     --------
               interpreted to prevent a payment from
               being made on an After Tax Basis if such payment is otherwise required to be so made;

                    (iii) any Taxes imposed by the United States federal government by means of withholding at the source if and to the extent that such Taxes are not attributable to a change in applicable Law after the effective date which such Person became a Lender or Lessor, as the case may be;

                    (iv) any Tax to the extent, but only to such extent, it relates to any act, event or omission that occurs, or relates to a period, after the termination of the Master Lease, except when such termination is the result of the exercise of remedies after an Event of Default occurs, in which case such exclusion shall commence only after the sale of all the Property (but not any Tax or imposition that relates to any period prior to the termination of the Master Lease);

                    (v) any interest, additions to tax or penalties imposed on a Tax Indemnitee as a result of a Tax Indemnitee's failure to file any return or other documents timely and as prescribed by Applicable Law; provided that this clause (v) shall not apply (x) if such interest or penalties arise as a result of a position taken (or requested to be taken) by the Lessee in a contest controlled by the Lessee under Section 13.5(b) of the
                                              ---------------
               Participation Agreement or (y) if such failure is attributable to a failure by the Lessee to fulfill its obligations under the Master Lease with respect to any such return;

                    (vi) any Taxes imposed upon a Tax Indemnitee with respect to any voluntary transfer, sale, financing or other voluntary disposition of any interest in the Property or any part thereof, or any interest therein (other than any transfer contemplated by the terms of the Operative Documents in connection with (1) the exercise by the Lessee of its Purchase Option or any termination option or other purchase or sale of the Property by the Lessee,
               (2) the occurrence of an Event of Default, (3) a Casualty or Condemnation affecting the Property, or (4) any sublease, modification or addition to the Property by the Lessee);

                    (vii) any Taxes imposed against or payable by a Tax Indemnitee that would not have been imposed but for, the gross negligence or willful misconduct of such Tax Indemnitee;

                    (viii) Taxes to the extent resulting from such Tax
               Indemnitee's failure to comply with the provisions of Section
                                                                     -------
               13.5(b) of the Participation Agreement, which failure precludes
               -------
               the ability to conduct a contest pursuant to Section 13.5(b) of
                                                            ---------------
               the Participation Agreement (unless such failure is caused by the Lessee's breach of its obligations);

                    (ix) Taxes imposed on or with respect to or payable by a
               Tax Indemnitee resulting from, or that would not have been imposed but for the existence of, any Lessor Lien created by or through such Tax Indemnitee or an Affiliate thereof and not caused by acts or omissions of the Lessee, unless required to be removed by the Lessee; and

                    (x) Taxes imposed on or with respect to or payable by a Tax Indemnitee that would not have been imposed but for an amendment, supplement, modification, consent or waiver to any Operative Document not initiated, requested or consented to by the Lessee unless such amendment, supplement, modification, consent or waiver (A) arises due to, or in connection with there having occurred, an Event of Default or (B) is required by the terms of the Operative Documents or is executed in connection with any amendment to the Operative Documents required by law;

Notwithstanding the foregoing, the exclusions from the definition of Impositions set forth in clauses (i) through (x) above shall not apply to any Taxes or any
             -----------         ---
increase in Taxes imposed on a Tax Indemnitee, to the extent that such tax increase would not have occurred if on the Documentation Date and each Funding Date the Lenders and the Lessor, through the Administrative Agent, had advanced funds to the Lessee in the form of a loan in an amount equal to the Lease Balance funded on such date secured by the Property, with debt service for such loan equal to the Basic Rent payable on each Basic Rent Payment Date and a principal balance at the maturity of such loan in an amount equal to the then outstanding Lease Balance at the end of the term of the Master Lease.

          "Improvement Advance Percentage" means the aggregate of the Lender Improvement Advance Percentage and the Lessor Improvement Advance Percentage, as set forth in Schedule I to the Participation Agreement.
             ----------

          "Improvement Lease Balance" means the aggregate of the Improvement Lessor Balance and the Improvement Loan Balance.

          "Improvement Lessor Amount" means, during the Construction Period, the product of the Lessor Improvement Advance Percentage and the Advances made for Construction Costs pursuant to Article III of the Participation Agreement.
                               -----------

          "Improvement Lessor Balance" means (i) during the Construction Period, the Improvement Lessor Amount and (ii) thereafter, the amount determined in clause (i) with all accrued and unpaid Yield thereon.

          "Improvement Lessor Basic Rent" means the amount of accrued Yield due on the Improvement Lessor Balance, determined in accordance with Section 4.1 of
                                                                 -----------
the Participation Agreement as of any Basic Rent Payment Date and excluding any interest at the applicable Overdue Rate on any installment of Improvement Lessor Basic Rent not paid when due and any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Improvement Lessor Basic Rent.

          "Improvement Loan Amount" means, during the Construction Period, the product of the Lender Improvement Advance Percentage and the Advances made for Construction Costs pursuant to Article III of the Participation Agreement.
                               -----------

          "Improvement Loan Balance" means (i) during the Construction Period, the Improvement Loan Amount and (ii) thereafter, the amount determined in clause
(i) with all accrued and unpaid interest thereon.

          "Improvement Loan Basic Rent" means the amount of accrued interest due on the Improvement Loan Balance, determined in accordance with Section 4.2 of
                                                               -----------
the Participation Agreement as of any Basic Rent Payment Date and excluding any interest at the applicable Overdue Rate on any installment of Improvement Loan Basic Rent not paid when due and any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Improvement Loan Basic Rent.

          "Improvement Portion" means, as of the date of calculation, that portion of the Basic Rent which is the aggregate of the Improvement Lessor Basic Rent and the Improvement Loan Basic Rent.

          "Improvements" means the improvements to real property described in
Schedule I to the Lease Supplement (Improvements).
----------

          "Improvements Budget" means, with respect to the Property, the budget for the Construction of Improvements as agreed to by the Lessor and the Lessee.

          "Indebtedness" of any Person means, without duplication (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business pursuant to ordinary terms); (c) all reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, to the extent material or non-contingent); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;
(e) all indebtedness created or arising under any conditional sale or other title retention agreement (including holding title or security under synthetic lease transactions) and including, without duplication, five times the aggregate annual payments to be made on Operating Leases in the next succeeding twelve months, or incurred under any similar financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all net obligations with respect to Rate Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (but only to the extent of the lesser of such Indebtedness or the fair market value of the property subject to such Lien); and (i) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

          "Indemnitee" means (i) during the Construction Period, only the Lessor and, as to pre-existing environmental conditions, the Administrative Agent and the Lenders, and (ii) thereafter each of the Lessor, the Lenders, any Other Lender(s), the Administrative Agent, the Collateral Agent, the Trustee and their respective Affiliates, successors, assigns, directors, shareholders, partners, officers, employees and agents.

          "Initial Funding Date" means the Funding Date to occur on the Documentation Date or the first Funding Date to occur thereafter.

          "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent" means pertaining to a condition of Insolvency.

          "Insurance Consultant" means AON Risk Services.

          "Insurance Requirements" means all terms and conditions of any insurance policy either required by the Master Lease to be maintained by the Lessee or required by the Construction Agency Agreement to be maintained, or arranged on behalf of the Lessor, by the Construction Agent, and all requirements of the issuer of any such policy.

          "Intercreditor Agreement" means an agreement entered into during the Construction Period between the Administrative Agent, the Tranche A Lender and the Tranche B Lenders.

          "Interest Period" means:

               (a) with respect to any Loan or Lessor Amount advanced during the Commitment Period:

                    (i) initially, the period commencing on the Funding Date with respect to such Loan or Lessor Amount and ending on the day preceding the next twelfth (12/th/) day of the month; and

                    (ii) thereafter, each period commencing on the day after the last day of the preceding Interest Period and ending on the day preceding the next succeeding twelfth (12/th/) day of the month; and

               (b) with respect to the outstanding Lessor Balance or Loan Balance during the Basic Lease Term:

                    (i) initially, the period commencing on the day the Basic Lease Term begins and ending on the next Payment Set Date; and

                    (ii) thereafter, each period commencing on the day after the last day of the preceding Interest Period applicable to such Loan Balance or Lessor Balance and ending on the next Payment Set Date or earlier if the Maturity Date.

The foregoing provisions relating to Interest Periods are subject to the following:

               (w) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (x) Interest Periods shall, to the fullest extent practicable, be reset to commence on the twelfth (12th) day and end on the eleventh (11/th/) day of the relevant month;

               (y) any Interest Period that would otherwise extend beyond the Commitment Period shall end on the last day of the Commitment Period; and

               (z) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

          "Interim Lease Term" means, with respect to the Property, the period commencing on the Documentation Date therefor and ending on the earlier of (i) the Completion Date and (ii) the Outside Completion Date.

          "Land" means the parcel of real property described on Schedule I to
                                                                ----------
the Lease Supplemental (Land), and includes all Appurtenant Rights attached thereto; provided, however, upon exercise of the Undeveloped Land Purchase
         --------  -------
Option pursuant to Section 18.2 of the Master Lease, Land shall specifically
                   ------------
exclude the Release Parcel.

          "Land Acquisition Cost" means $218,591,127.49.

          "Land Advance Percentage" means, the aggregate of the Lender Land Advance Percentage and the Lessor Land Advance Percentage, as set forth in
Schedule I to the Participation Agreement.
----------

          "Land Costs" means the aggregate amount of the Advances made by the Administrative Agent to the Construction Agent for (i) the Documentation Date Land Lease Balance and (ii) Transaction Expenses related to the Land, as such amount is set forth in the Funding Request, including without limitation:

               (a) the costs of preparation of studies, surveys, reports, tests and plans and specifications;

               (b) the costs of legal services, accounting services, the Insurance Consultant fees and other services related to the Land;

               (c) the fees and charges incurred in connection with securing all Governmental Actions required to be taken, given or obtained in connection with the acquisition, financing and ownership of the Land;

               (d) any title fees, premium and escrow costs and other expenses relating to title insurance and the closings contemplated by the Land Lease;

               (e) all expenses relating to any Environmental Audit and compliance with Environmental Laws and Hazardous Materials Law relating to the Land;

               (f) fees and other expenses for the Appraisal (with respect to the Land Lease and the Master Lease) relating to the Land;

               (g) any sales, use, property, real or personal, tangible or intangible taxes incurred in connection with the Land;

               (h) any other costs and expenses including fees to Participants and other Transaction Expenses;

               (i) fees, expenses and premiums related to property insurance under Section 2.10 of the Construction Agency Agreement; and
                ------------

               (j) such other items as the Participants may reasonably approve in writing.

          "Land Lease" means the Land Lease, dated as of September 5, 2000, between the Lessor and the Lessee.

          "Land Lease Balance" means the aggregate of the Land Lessor Balance and the Land Loan Balance.

          "Land Lessor Amount" means, during the Construction Period, the product of the Lessor Land Advance Percentage and the Advances made for Land Costs pursuant to Article III of the Participation Agreement.
                  -----------

          "Land Lessor Balance" means (i) during the Construction Period, the Land Lessor Amount and (ii) thereafter, the amount determined in clause (i) with all accrued and unpaid Yield thereon.

          "Land Lessor Basic Rent" means the amount of accrued Yield due on the Land Lessor Balance, determined in accordance with Section 4.1 of the
                                                   -----------
Participation Agreement as of any Basic Rent Payment Date and excluding any interest at the applicable Overdue Rate on any installment of Land Lessor Basic Rent not paid when due and any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Land Lessor Basic Rent.

          "Land Loan Amount" means, during the Construction Period, the product of the Lender Land Advance Percentage and the Advances made for Land Costs pursuant to Article III of the Participation Agreement.
            -----------

          "Land Loan Balance" means (i) during the Construction Period, the Land Loan Amount and (ii) thereafter, the amount determined in clause (i) with all accrued and unpaid interest thereon.

          "Land Loan Basic Rent" means the amount of accrued interest due on the Land Loan Balance, determined in accordance with Section 4.2 of the
                                                 -----------
Participation Agreement as of any Basic Rent Payment Date and excluding any interest at the applicable Overdue Rate on any installment of Land Loan Basic Rent not paid when due and any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Land Loan Basic Rent.

          "Land Portion" means, as of the date of calculation, that portion of the Basic Rent which is the aggregate of the Land Lessor Basic Rent and the Land Loan Basic Rent.

          "Lease" means, collectively, the Master Lease, the Memorandum of Lease and the Lease Supplements.

          "Lease Balance" means, as of any date of determination, an amount equal to the aggregate of the Loan Balance and the Lessor Balance.

          "Lease Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

          "Lease Event of Default" means a "Lease Event of Default" as defined in Section 16.1 of the Master Lease.
   ------------

          "Lease Supplement (Improvements)" means that certain Lease Supplement (Improvements), dated as of November 16, 2000, between the Lessor and the Lease.

          "Lease Supplement (Land)" means that certain Lease Supplement (Land), dated as of November 16, 2000, between the Lessor and the Lessee.

          "Lease Supplements" means (i) the Lease Supplement (Land) and (ii) the Lease Supplement (Improvements).

          "Lease Term" means the period commencing on the first day of the Interim Lease Term and ending on the Expiration Date.

          "Lender(s)" means the Tranche A Lender and the Tranche B Lenders.

          "Lender Basic Rent" means, the aggregate of the Land Loan Basic Rent and the Improvement Loan Basic Rent.

          "Lender Commitment Percentage" means, with respect to the Tranche A Lender, the Tranche A Commitment Percentage and with respect to the Tranche B Lender, the Tranche B Commitment Percentage.

          "Lender Financing Statements" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to protect the Lenders' interest under the Lender Mortgage, the Assignment of Lease, Rent, Construction Period Pledge Agreement and CAA and the Master Lease.

          "Lender Improvement Advance Percentage" means 85%.

          "Lender Improvement Commitment" has the meaning set forth in Schedule
                                                                       --------
I to the Participation Agreement, or as otherwise modified by the Administrative
-
Agent to the Lessee.

          "Lender Land Advance Percentage" means 97%.

          "Lender Land Commitment" has the meaning set forth in Schedule I to
                                                                ----------
the Participation Agreement, or as otherwise modified in writing by the Administrative Agent to the Lessee.

          "Lender Mortgage" means the Deed of Trust, dated as of November 16, 2000 from the Lessor to the Lenders, joined in by the Lessee, creating a first Lien on the Property securing the Notes and the other obligations of the Lessor under the Loan Agreements.

          "Lessee" means Palm, Inc., a Delaware corporation, and its successors and assigns expressly permitted under the Master Lease.

          "Lessor" means Societe Generale Financial Corporation, a Delaware corporation, together with its successors and assigns permitted pursuant to
Section 12.1 of the Participation Agreement.
------------

          "Lessor Amount" is defined in Section 3.2 of the Participation
                                        -----------
Agreement.

          "Lessor Balance" means, as of any date of determination, an amount equal to the aggregate of the Land Lessor Balance and the Improvement Lessor Balance.

          "Lessor Basic Rent" means the aggregate of the Land Lessor Basic Rent and the Improvement Lessor Basic Rent.

          "Lessor Commitment" means the aggregate of the Lessor Land Commitment and the Lessor Improvement Commitment.

          "Lessor Commitment Percentage" means the Lessor Land Advance Percentage and the Lessor Improvement Advance Percentage.

          "Lessor Financing Statements" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to protect the Lessor's interest under the Master Lease in the Property.

          "Lessor Improvement Advance Percentage" means 15%.

          "Lessor Improvement Commitment" has the meaning set forth in Schedule
                                                                       --------
I to the Participation Agreement, or as otherwise modified in writing by the
-
Administrative Agent to the Lessee.

          "Lessor Land Advance Percentage" means 3%.

          "Lessor Land Commitment" has the meaning set forth in Schedule I to
                                                                --------
the Participation Agreement, or as otherwise modified in writing by the Administrative Agent to the Lessee.

          "Lessor Lien" means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against any Participant or the Administrative Agent, whether or not resulting from the transactions contemplated by the Operative Documents, (b) any act or omission of any Participant or the Administrative Agent which is not required or permitted by the Operative Documents or is in violation of any of the terms of the Operative Documents, (c) any claim against any Participant or the Administrative Agent, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify any Participant or the Administrative Agent, in its individual capacity, pursuant to Article IX of the Participation Agreement or
                                 ----------
(d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Property or the Operative Documents other than the transfer of title to or possession of the Property by the Lessor pursuant to and in accordance with the Master Lease, the Loan Agreement, or the Participation Agreement or pursuant to the exercise of the remedies set forth in
Section 16.2 of the Master Lease.
------------

          "Lessor Margin" means, (i) during the Construction Period, the applicable margin shall be 65 basis points and (ii) upon commencement of the Basic Lease Term, the applicable margin shall be 35 basis points.

          "Lessor Mortgage" means, with respect to the Property, the Memorandum of Lease and any and all other security instruments in appropriate recordable form in each relevant jurisdiction sufficient to grant to the Lessor a first priority Lien on the Lessee's interest in the Property.

          "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including, without limitation, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded, or the filing of, or agreement to execute as "debtor", any financing or continuation statement under the Uniform Commercial Code of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Law.

          "Loan Advance" means advances of funds made pursuant to the Construction Period Loan Agreement.

          "Loan Agreement Default" means any event, act or condition which with notice or lapse of time, or both, would constitute a Loan Agreement Event of Default.

          "Loan Agreement Event of Default" is defined in Section 6 of the
                                                          ---------
Construction Period Loan Agreement and Section 5 of the Basic Term Loan
                                       ---------
Agreement.

          "Loan Agreements" means, collectively, the Construction Period Loan Agreement and the Basic Term Loan Agreement.

          "Loan Balance" means, as of any date of determination, an amount equal to the aggregate of the Land Loan Balance and the Improvement Loan Balance.

          "Loan Commitment" means the aggregate of the Tranche A Loan Commitment and the Tranche B Loan Commitment.

          "Loan Documents" means the Loan Agreements and the Notes.

          "Loan Margin" means, (i) during the Construction Period with respect to the Tranche A Loans, the applicable margin set forth in the Loan Note issued to the Tranche A Lender and with respect to any Tranche B Loan, the applicable margin set forth in the Loan Note issued to such

Tranche B Lender, or (ii) during the Basic Lease Term, so long as all of the Loan Balance is held by a Related Party Lender, 0 basis points, provided,
                                                                --------
however if all of the Loan Balance is not held by a Related Party Lender, then
-------
with respect to the Tranche A Loans as agreed to in writing between the Lessee and the Tranche A Lender and evidenced in the Note issued to such Tranche A Lender pursuant to the Basic Term Loan Agreement and with respect to the Tranche B Loan, as determined pursuant to Section 10.1(i)(B) of the Participation
                                  ------------------
Agreement.

          "Loan Note" is defined in Section 2.2 of the Construction Period Loan
                                    -----------
Agreement.

          "Loan Purchase Price" is defined in Section 10.1(i) of the
                                              ---------------
Participation Agreement.

          "Loans" means, collectively, the loans made by the Tranche A Lender and Tranche B Lender pursuant to either of the Loan Agreements.

          "London Interbank Offered Rate" or "LIBOR" means, as applicable to any Eurodollar Loan, the rate per annum determined by the Administrative Agent on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Eurodollar Loan offered for a period comparable to such Interest Period, which rates appear on the Bloomberg Screen Page as of 11:00 A.M., London time, two (2) Business Days prior to the first day of each such Interest Period, provided that (i) if more than one such offered rate appears on the Bloomberg Screen Page, the "London Interbank Offered Rate" will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of such offered rates; and (ii) if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the rate per annum quoted by Societe Generale, New York Branch prior to the first day of each such Interest Period, for deposits in Dollars offered to leading banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Eurodollar Loan; provided,
                                                                   --------
that in the event this rate is unavailable for such comparable period an
----
Interest Period based on a combination of shorter duration interest periods shall be used.

          "Marketing Period" means the period commencing on the date notice of the exercise of the Remarketing Option is given, but at least twelve (12) months prior to the Expiration Date and ending on the Expiration Date.

          "Master Lease" means the (i) Master Lease, dated as of November 16, 2000, among the Lessor and the Lessee and (ii) the Lease Supplements.

          "Material" and "Materially" mean material to (i) the ability of a Person to perform its obligations under the Operative Documents to which it is a party, or (ii) the value or condition of the Property.

          "Material Adverse Effect" means a material adverse effect on (i) the business, financial position, results of operations or prospects of the Lessee,
(ii) the ability of the Lessee to perform its obligation under the Operative Documents or (iii) any of the rights and remedies of the Lessor, the Administrative Agent and/or the Lenders under any of the Operative Documents.

          "Maturity Date" means September 5, 2007, unless such Maturity Date is extended pursuant to Section 2.7 of each Loan Agreement and Section 11.2 of the
                     -----------                            ------------
Participation Agreement, or an earlier date if a Default or Event of Default has occurred or is continuing.

          "Maximum Commitment Amount" means an amount equal to $460,000,000.

          "Maximum Recourse Amount" means the maximum Rent payment that can be made on the Expiration Date under the Master Lease without causing the Master Lease to be treated as a Capital Lease for the purposes of SFAS No. 13 which Maximum Recourse Amount shall be the sum of (i) the Land Lease Balance and (ii) the highest portion of the Improvement Lease Balance that can be included in the calculation pursuant to Paragraph 7(d) of SFAS No. 13; provided, however, that
                                                       --------  -------
with respect to clause (ii) hereof, in no event shall the amount be less than the Improvement Loan Balance.

          "Memorandum of Lease" means the Memorandum of Lease and Deed of Trust, dated as of November 16, 2000, among the Lessor, Lessee and the Trustee.

          "Modifications" is defined in Section 10.1 of the Master Lease.
                                        ------------

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has since its date of incorporation made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such period.

          "Net Proceeds" means all amounts received by the Administrative Agent in connection with any Casualty or Condemnation or any sale of the Property pursuant to the Lessor's exercise of remedies under Section 16.2 of the Master
                                                    ------------
Lease or the Lessee's exercise of the Remarketing Option under Article XX of the
                                                               ----------
Master Lease, and all interest earned thereon, less any Impositions arising in connection with such amounts, if any, and less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Lessor, the Administrative Agent or any Participant is entitled to be reimbursed pursuant to the Lease.

          "Notes" means, collectively, the Loan Notes issued pursuant to Section
                                                                         -------
2.2 of the Construction Period Loan Agreement and the Notes issued pursuant to
--
Section 2.2 of the Basic Term Loan Agreement.
-----------

          "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured, direct or indirect, choate or inchoate, sole, joint, several or joint and several, due or to become due, heretofore or hereafter contracted or acquired) of the Lessee (whether as the Lessee, the Construction Agent or the Guarantor) arising under or in connection with the

Operative Documents including (i) all obligations for Basic Rent, Lessor Balance or Loan Balance, whether incurred on the Documentation Date or thereafter, (ii) all obligations for Supplemental Rent and all other obligations and liabilities of the Lessee, the Construction Agent, whether incurred on the Documentation Date or thereafter, whether for fees, costs, indemnification or otherwise, arising under any Operative Document, (iii) all out-of-pocket costs and expenses, including attorneys' fees and legal expenses, incurred by the Lessor, Administrative Agent or any Lenders to the extent set forth in the Operative Documents in connection with such Indebtedness, obligations and liabilities, and
(iv) following the occurrence and during the continuance of a Lease Event of Default or a Construction Agency Agreement Event of Default, all advances made by the Lessor or any Lender for the maintenance, protection, preservation or enforcement of, or realization upon, the collateral in which the Lenders and/or Lessor have been granted a security interest pursuant to an Operative Document (or any portion thereof) including advances for storage, transportation charges, taxes, insurance, repairs and the like.

          "Operating Lease" means, with respect to any Person, any leasing or similar arrangement as which such Person is the obligor or lessee, which is not a Capital Lease.

          "Operative Documents" means the following:


               (a)  the Participation Agreement;
               (b)  the Master Lease;
               (c)  Memorandum of Lease;
               (d)  the Loan Agreements;
               (e)  the Lender Mortgage;
               (f)  each Note;
               (g)  the Guaranty;
               (h) the Assignment of Lease, Rent, Construction Period Pledge Agreement and CAA;
               (i)  the Pledge Agreements;
               (j)  the Lessor Financing Statements;
               (k)  the Lender Financing Statements;
               (l)  the Construction Agency Agreement;
               (m)  the Engagement Letter;
               (n) the Related Party Lender Note Assignment and Acceptance Agreement; and
               (o)  the Lease Supplements.


          "Other Lender(s)" means one or more other lenders executing an Assignment and Acceptance under the Construction Period Loan Agreement or the Basic Term Loan Agreement, other than Societe Generale, New York Branch and the Related Party Lender.

          "Outside Completion Date" means with respect to the Construction Period Property the earlier of (i) the date that is thirty (30) months after the Commencement of Construction and (ii) the Final Commitment Termination Date.

          "Overdue Interest" is defined in Section 4.1(a) of the Participation
                                           --------------
Agreement.

          "Overdue Rate" means, with respect to any Loan or Lessor Amount, the Base Rate or the Adjusted Eurodollar Rate then in effect for such Loan or Lessor Amount, as the case may be, plus two percent (2%), or the highest rate permitted by Applicable Law (if any), whichever is less. In the event that the Overdue Rate collected by any Participant is in violation of any usury or similar law, then the Overdue Rate shall be reduced to the extent necessary to cause the Overdue Rate to comply with any usury or similar law.

          "Participant Balance" means, as of any date of determination, (i) with respect to the Lenders, the Loan Balance or (ii) with respect to the Lessor, the Lessor Balance.

          "Participants" means, collectively, the Lenders and the Lessor, and their respective successors and assigns and "Participant" means each Lender and the Lessor.

          "Participation Agreement" means the Participation Agreement, dated as of November 16, 2000, among Palm, Inc., as Lessee, Construction Agent and Guarantor, the Lessor, the Administrative Agent and the Lenders party thereto.

          "Payment Set Date" means the twelfth (12th) day of the month of March, June, September, and December.

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto.

          "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Lessee or any corporation, trade or business that is, along with the Lessee, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time since its date of incorporation, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

          "Permitted Property Liens" means, with respect to the Property, any of the following:

               (i) the respective rights and interests of the parties to the Operative Documents as provided in the Operative Documents;

               (ii) The rights of any sublessee under a sublease permitted by the terms of the Master Lease;

               (iii) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 12.1 of the Master
                                                    ------------
     Lease;

               (iv) Liens arising by operation of law, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than thirty (30) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 12.1 of the Master Lease;
                             ------------

               (v) Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor have been made), which bonding (or arrangements) shall comply with applicable Requirements of Law, and has effectively stayed any execution or enforcement of such Liens;

               (vi) easements, rights of way and other encumbrances on title to real property pursuant to Section 11.2 of the Master Lease;
                                       ------------

               (vii)  Lessor Liens; provided that the existence of such liens
                                    -------- ----
          shall not be deemed Lessee's authorization or recognition of such liens; and

               (viii) Liens described on the title insurance policy delivered with respect to the Property pursuant to Section 6.1(m) of the
                                                   --------------
          Participation Agreement.

          "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or any other entity.

          "Phase of Construction" means a discrete portion of the Improvements or an integral component of the Improvements which upon Completion can either
(i) be utilized by the Lessee independent of any of the other Improvements and is suitable for the Lessee's use whether or not any other Improvements are constructed or (ii) adds value as a component to the completion of the Improvements.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time since its date of incorporation been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Plans and Specifications" means, with respect to the Property, all plans and specifications for the Construction of Improvements, including but not limited to, those described in Schedule I to the Construction Agency Agreement.
                               ----------

          "Pledge Agreements" means the Construction Period Pledge Agreement and the Basic Term Pledge Agreement.

          "Project" means the physical site and operations conducted at or related to the physical site.

          "Project Cost" means with respect to the Improvements the total amount which may be capitalized in the project by the Lessor in accordance with GAAP plus other costs related to the project paid to third parties other than lenders or owners.

          "Project Site" means the geographical premises of the Land and Improvements.

          "Property" means all Improvements (including all Facility Equipment) to be constructed or installed on the Land and the Land.

          "Purchase Notice" means an irrevocable written notice by the Lessee delivered to the Lessor pursuant to Sections 18.1 and 18.2 of the Master Lease
                                    -------------     ----
or Section 3.2 of the Construction Agency Agreement, notifying the Lessor of the
   -----------
Lessee's exercise of its option pursuant to such Section, and identifying the Property to be purchased in accordance therewith and the proposed purchase date therefor.

          "Purchase Option" means the Lessee's/Construction Agent's option to purchase the Property in accordance with the provisions of Sections 18.1 and
                                                           -------------
18.2 of the Master Lease and Section 3.2 of the Construction Agency Agreement.
----                         -----------

          "Purchase Price" is defined in Sections 18.1 of the Master Lease.
                                         -------------

          "Rate Contracts" means interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuation in interest or currency exchange rates.

          "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. (S) 6901 et seq., or as otherwise amended or modified or any successor statute thereto.

          "Related Party Lender" means the Lessee or any Affiliate thereof as lender under the Basic Term Loan Agreement.

          "Related Party Lender Note Assignment and Acceptance Agreement" means the Related Party Lender Note Assignment and Acceptance Agreement, the form of which is attached as Exhibit B to the Basic Term Loan Agreement.
                     ---------

          "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Material.

          "Release Parcel" is defined in Section 18.2 of the Master Lease.
                                         ------------

          "Release Parcel Area" means the Release Parcel Area described in
Schedule I to the Master Lease.

          "Release Price" means, as of the date of determination, the product of
(i) the amount of square feet of building space, excluding parking structures, located on the Release Parcel divided by the aggregate 1,598,000 square feet of
                              -------
building space that can be constructed on the entire Property pursuant to the Site Development Permit Amendment, expressed as a percent and (ii) the Land Lease Balance.

          "Remarketing Option" is defined in Section 20.1 of the Master Lease.
                                             ------------

          "Rent" means, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Master Lease.

          "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the PBGC has by regulation waived the applicable notice requirement, or as to which the PBGC has announced a policy of not enforcing penalties for failure to satisfy applicable notice requirements.

          "Required Collateral Balance" is defined in Section 14.1(b) of the
                                                      ---------------
Participation Agreement.

          "Required Lenders" means the Lenders holding a majority of the outstanding Loan Balance, excluding any Related Party Lender and the Loan Balance held thereby, or as otherwise agreed to by the Tranche A Lender and the Tranche B Lenders as set forth in the Intercreditor Agreement.

          "Required Modification" is defined in clause (i) of Section 10.1 of
                                                ----------    ------------
the Master Lease.

          "Requirement of Law" means, as to any Person, (a) the partnership agreement, certificate of incorporation, bylaws or other organizational or governing documents of such Person, and

(b) all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of any Governmental Authority affecting the Property, the acquisition of the Property, the Improvements or the demolition, Construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. (S) 1201 et. seq. and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws and Hazardous Materials Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting the Property or the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to Section
                                                                         -------
11.2 of the Master Lease.
----

          "Responsible Officer" with respect to the Construction Agent, Lessee or the Guarantor means, in connection with all financial matters, the Vice President - Treasury, and in connection with all other matters, a Vice President or higher.

          "Responsible Officer's Certificate" means a certificate signed by any Responsible Officer, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

          "Scheduled Payment Date" means each Payment Set Date.

          "SEC" means the Securities and Exchange Commission.

          "SFAS No. 13" means Statement of Financial Accounting Standards ("SFAS") No. 13, existing as of the Documentation Date.
  ----

          "Shortfall Amount" means, as of the Expiration Date, an amount equal to (i) the Lease Balance, minus (ii) the Maximum Recourse Amount received by the Lessor from the Lessee pursuant to Section 20.1(g) of the Master Lease.
                                   ---------------

          "Significant Condemnation" means (a) a Condemnation that involves a taking of the Lessor's entire title to the Land and/or the Improvements, or (b) a Condemnation that in the reasonable, good faith judgment of the Administrative Agent and the Lessor (i) renders the Property unsuitable for continued use as property of the type of the Property immediately prior to such Condemnation, or
(b) is so substantial in nature that restoration of the related property to substantially its condition as it existed immediately prior to such Condemnation would be impracticable or impossible.

          "Significant Subsidiary" means any Subsidiary of the Lessee or the Guarantor the assets of which represent 10% or more of the total assets of the Lessee or the Guarantor and its Subsidiaries on a consolidated basis.

          "Single Employer Plan" means any Plan which is not a Multiemployer
          Plan.

          "Site Development Permit" means that certain Site Development Permit File No. HSH 96-12-089 approved and issued on June 25, 1997 by James R. Derryberry, Director of Planning, Building and Code Enforcement, City of San Jose ("Director of Planning"), as amended by that certain Site Development
       --------------------
Permit Amendment File No. HASH 96-01-089 approved and issued on July 23, 1998 by the Director of Planning, as further amended by that certain Site Development Permit Amendment File No. HASH 96-02-089 approved and issued on August 14, 1998 by the Director of Planning, as further amended by that certain Site Development Permit Amendment File No. HASH 96-03-089 approved and issued on December 1, 1999 by the Director of Planning, and as further amended by the Site Development Permit Amendment.

          "Site Development Permit Amendment" means that certain Site Development Permit Amendment File No HASH 96-04-089 approved and issued on October 18, 2000 by the Director of Planning.

          "Solvent" means with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person (including, without limitation, its Consolidated Subsidiaries) is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person (including, without limitation, its Consolidated Subsidiaries), (ii) the present fair saleable value of the assets of such Person (including, without limitation, its Consolidated Subsidiaries) is not less than the amount that will be required to pay the probable liability of such Person (including, without limitation, its Consolidated Subsidiaries) on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, Contingent Obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or action, for which such Person's property (including, without limitation, the property of its Consolidated Subsidiaries and other Subsidiaries) would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability taking into account any subrogation and contribution rights.

          "Subsidiary" means, with respect to any Person, (i) any corporation of which more than 10% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person, or (ii) any partnership, joint venture, limited liability company or other entity as to which such Person, directly or indirectly, owns more than a 10% ownership, equity or similar interest of has the power to direct or cause the direction of management and policies, or the power to elect the managing general partner or the equivalent), of such partnership, joint venture, limited liability company or other entity, as the case may be.

          "Sufficient Collateral", during the Construction Period, means 103.0% of the outstanding Lease Balance and, during the Basic Lease Term, means the Required Collateral Balance.

          "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to the Lessor or any other Person including, without limitation, the Administrative Agent under the Master Lease, or under any of the other Operative Documents, including, without limitation, Fees, Break Costs, the Maximum Recourse Amount, the Shortfall Amount, amounts due pursuant to Section 13.2 of the Participation
                                              ------------
Agreement and payments pursuant to Sections 15.2 of the Master Lease and
                                   -------------
Articles XVIII and XX of the Master Lease.
--------------     --

          "Surplus Collateral" is defined in Section 14.2 of the Participation
                                             ------------
Agreement.

          "Syndication Agent" means during the Construction Period, Societe Generale, New York Branch and as of the Completion Date, in the event the Related Party Lender does not hold all of the Loan Balance, Societe Generale, New York Branch or such other financial institution selected by the Lessee and reasonably acceptable to the Lenders.

          "Syndication Date" means (i) the date after the Documentation Date and up to but excluding the Completion Date that the Tranche A Lender proposes to assign an amount of the Tranche A Loan Commitment and the Tranche A Loans relating thereto, not to exceed $60 million, to the Tranche B Lenders pursuant to Article II of the Participation Agreement and (ii) the date including and
   ----------
following the Completion Date that the Lenders propose to assign their Loans and interest in the Operative Documents to one or more Other Lender(s) pursuant to
Section 10.1(i) of the Participation Agreement.
---------------

          "Tax Indemnitee" means the Lenders, the Lessor, any Other Lenders, the Administrative Agent, the Trustee, the Collateral Agent, their respective Affiliates and their respective successors, assigns, directors, shareholders, partners, officers, employees and agents.

          "Taxes" is defined in the definition of "Impositions".

          "Termination Date" is defined in Section 15.2 of the Master Lease.
                                           ------------

          "Termination Notice" is defined in Section 15.1 of the Master Lease.
                                             ------------

          "3COM" means 3COM Corporation, a Delaware corporation.

          "Tranche A Commitment Percentage" means, at any time, the percentage which such Tranche A Loan Commitment then constitutes of the Loan Commitment (or, at any time after the Loan

Commitment shall have expired or terminated, the percentage which the aggregate principal amount of such Tranche A Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

          "Tranche A Lender" means Societe Generale, New York Branch under each of the Loan Agreements and its successors and assigns.

          "Tranche A Loan Commitment" means, as to the Tranche A Lender, the obligation of such Tranche A Lender to make Loans under the Loan Agreements which when added to the Lessor Commitment shall not exceed $460 million, as such Tranche A Loan Commitment may subsequently be reduced, but when aggregated with the Lessor Commitment shall not be below $400 million, upon the execution and delivery of an Assignment and Acceptance substantially in the form of Exhibit B
                                                                      ---------
to the Construction Period Loan Agreement to be entered into by one or more Tranche B Lenders.

          "Tranche A Loan Facility" means the Tranche A Loan Commitment and the Loans made thereunder.

          "Tranche A Loans" has the meaning set forth in Section 2.1 of each
                                                         -----------
Loan Agreement.

          "Tranche B Commitment Percentage" means, as to any Tranche B Lender at any time, the percentage which such Tranche B Loan Commitment then constitutes of the Loan Commitment (or, at any time after the Loan Commitment shall have expired or terminated, the percentage which the aggregate principal amount of such Tranche B Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

          "Tranche B Lenders" means one or more Other Lenders that become a Tranche B Lender by assignment pursuant to Section 10.1 of the Construction
                                           ------------
Period Loan Agreement.

          "Tranche B Loan Commitment" means, as to any Tranche B Lender, the obligation of such Tranche B Lender to make Tranche B Loans under the Loan Agreements in a principal amount as agreed to in its Assignment and Acceptance substantially in the form of Exhibit B to the Construction Period Loan Agreement
                             ---------
to be entered into by such Tranche B Lender, but not to exceed, in the aggregate, $60 million.

          "Tranche B Loan Facility" means the Tranche B Loan Commitments and the Loans made thereunder.

          "Tranche B Loans" has the meaning set forth in Section 2.1 of each
                                                         -----------
Loan Agreement.

          "Transaction Expenses" means all costs, expenses and Impositions incurred in connection with the preparation, execution and delivery of the Operative Documents and the transactions contemplated by the Operative Documents including without limitation:

          (a) the reasonable fees, out-of-pocket expenses and disbursements of Simpson Thacher & Bartlett, special counsel for the Lessor and the Administrative Agent, and such other reasonable fees, expenses and disbursements of Gray Cary Ware & Freidenrich LLP, Clifford Chance Rogers & Wells LLP, and Shipman & Goodwin LLP in negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closing under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents;

          (b) the reasonable fees, out-of-pocket expenses and disbursements of the Lessor, the Lenders and the Administrative Agent in connection with (1) syndication of the Loan Commitment and the Loans as contemplated by the Operative Documents, negotiating the terms of the Operative Documents, preparing for the closing, and closing the transaction, (2) any amendment, supplement, waiver or consent with respect to any Operative Documents requested or approved by the Lessee and (3) any enforcement of any rights or remedies against the Lessee in respect of the Operative Documents;

          (c) any and all Taxes and fees incurred in recording, registering or filing any Operative Document or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Documents;

          (d) any brokerage commissions paid or payable by the Lessee;

          (e) any other reasonable fees, out-of-pocket expenses, disbursements or cost of any party to the Operative Documents;

          (f) any title fees, premiums and escrow costs and other expenses relating to title insurance and the closings contemplated by the Operative Documents;

          (g) all fees, expenses and disbursements of each local counsel retained in connection with the transactions contemplated by the Operative Documents;

          (h) all costs and expenses relating to surveys and Environmental Audits for the Property;

          (i) fees and other expenses relating to Appraisals;

          (j) all fees, expenses and disbursements of the Collateral Agent and of the Collateral Agent's counsel, experts and agents; and

               (k) costs of the Insurance Consultant and its experts and agents.

          "Trustee" means the trustee from time to time named in the Memorandum of Lease.

          "U.S. Government Obligations" is defined in Section 1.1 of the
                                                      -----------
Construction Period Pledge Agreement.

          "Uncompleted Property" is defined in Section 3.3 of the Construction
                                               -----------
Agency Agreement.

          "Undeveloped Land Purchase Option" is defined in Section 18.2 of the
                                                           ------------
Master Lease.

          "Uniform Commercial Code" and "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

          "Yield" is defined in Section 4.1(a) of the Participation Agreement.
                                --------------
          "Yield Rate" means, the Adjusted Eurodollar Rate plus the Lessor
          Margin.

                                                                  EXECUTION COPY




                            LEASE SUPPLEMENT (LAND)


                         dated as of November 16, 2000

                                    between

                                 PALM, INC.,
                                as the Lessee,

                                      and

                   SOCIETE GENERALE FINANCIAL CORPORATION,
                                 as the Lessor



          This Lease Supplement (Land) is subject to a lien in favor of the Administrative Agent under the Loan Agreements. This Lease Supplement (Land) has been executed in several counterparts. To the extent, if any, that this Lease Supplement (Land) constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Lease Supplement (Land) may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by SOCIETE GENERALE, NEW YORK BRANCH, as Administrative Agent for the Lenders, on or following the signature page hereof.

This counterpart is not the original counterpart.

     THIS LEASE SUPPLEMENT (LAND) (this "Lease Supplement "), dated as of
                                         ----------------
November 16, 2000, between PALM, INC., a Delaware corporation, as the Lessee (the "Lessee"), and SOCIETE GENERALE FINANCIAL CORPORATION, as the Lessor (the
      ------
"Lessor").
 ------

                         W I T N E S S E T H:
                         -------------------

     WHEREAS, the Lessor is the record owner of the Land described in Schedule I
                                                                      ----------
attached hereto, and Appurtenant Rights located on such Land (such Land and the Appurtenant Rights are collectively referred to herein as the "Land"); and
                                                               ----

     WHEREAS, the Lessor wishes to lease the Land to the Lessee and the Lessee wishes to lease the Land from the Lessor;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to enter into this Lease Supplement, as follows:

     SECTION 1. Certain Terms. Capitalized terms used but not otherwise defined
                -------------
in this Lease Supplement have the meanings specified in Appendix A to the Master
                                                        ----------
Lease, dated as of November 16, 2000 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Master Lease"), among the
                                                       ------------
Lessee and the Lessor; and the rules of interpretation specified in Appendix A
                                                                    ----------
shall apply to this Lease Supplement.


     SECTION 2. Land. Effective upon the execution and delivery of this Lease
                ----
Supplement by the Lessor and the Lessee, the Land shall be subject to all terms and provisions of the Master Lease relating to the Land. Subject to the terms and conditions of the Master Lease, the Lessor hereby leases the Land to the Lessee for the Term (as defined below) of this Lease Supplement, and the Lessee hereby leases, expressly for the direct benefit of the Lessor, the Land from the Lessor for the Term.

     SECTION 3. Lease Term. The term of this Lease Supplement (the "Term") shall
                ----------                                          ----
commence on (and include) the date hereof and end on the Expiration Date, as such Expiration Date may be extended from time to time in accordance with
Article XIX of the Master Lease, unless the Term with respect to the Land is
-----------
terminated at an earlier date in accordance with the terms and provisions of the Master Lease and the other Operative Documents. For and in consideration of good and valuable consideration paid by the Lessee to the Lessor as described in the Master Lease, the Lessor hereby grants to the Lessee the right to purchase the Land or to market and sell the Land during the Term of this Lease Supplement on the terms set forth in Articles XVIII, XX, and XXI of the Master Lease and
                                -----  --      ---
Section 3.2 of the Construction Agency Agreement.
-----------

     SECTION 4. Basic Rent. During the Term of this Lease Supplement, Lessee
                ----------
shall pay to the Lessor the Land Portion of the Basic Rent in accordance with
Section 3.1 of the Master Lease.
-----------

     SECTION 5. Ratification. The terms and provisions of the Master Lease are
                ------------
hereby ratified and confirmed in all respects and remain in full force and effect.

     SECTION 6. GOVERNING LAW. THE MASTER LEASE AND THIS LEASE SUPPLEMENT SHALL
                -------------
BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND LIENS HEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA.

     SECTION 7. Counterpart Execution. This Lease Supplement may be executed in
                ---------------------
any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

     SECTION 8. Original Lease Supplement (Land). The single executed original
                -------------------------------
of this Lease Supplement (Land) marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt therefor of SOCIETE GENERALE, NEW YORK BRANCH, as Administrative Agent for the Lenders, on or following the signature page thereof shall be the Original Executed Counterpart of this Lease Supplement (Land) (the "Original Executed
                                                           -----------------
Counterpart"). To the extent that this Lease Supplement (Land) constitutes
-----------
chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement (Land) may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

                              PALM, INC., as the Lessee

                              By:______________________________________
                                   Name:
                                   Title:

                              SOCIETE GENERALE FINANCIAL CORPORATION, as the Lessor

                              By: /s/ illegible
                                 ----------------------------------------
                                   Name: illegible
                                   Title: Senior Vice President

THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART.

Receipt of this original counterpart of the foregoing Lease Supplement (Land) is hereby acknowledged as of the date hereof.

SOCIETE GENERALE, NEW YORK BRANCH,
as Administrative Agent


By: /s/ Sean Rheuben
   ---------------------------------
   Name:  Sean Rheuben
   Title: Attorney-in-fact

                                                                   SCHEDULE I TO
                                                                LEASE SUPPLEMENT



                           Legal Description of Land

                                                                  EXECUTION COPY

                       LEASE SUPPLEMENT (IMPROVEMENTS)

                        dated as of November 16, 2000

                                    between

                                  PALM, INC.
                                as the Lessee,

                                      and

                   SOCIETE GENERALE FINANCIAL CORPORATION,
                                 as the Lessor

          This Lease Supplement (Improvements) is subject to a lien in favor of the Administrative Agent under the Loan Agreements. This Lease Supplement (Improvements) has been executed in several counterparts. To the extent, if any, that this Lease Supplement (Improvements) constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Lease Supplement (Improvements) may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefore executed by the SOCIETE GENERALE, NEW YORK BRANCH, as Administrative Agent for the Lenders, on or following the signature page hereof.

This counterpart is not the original counterpart.

     THIS LEASE SUPPLEMENT (IMPROVEMENTS) (this "Lease Supplement"), dated as of
                                                 ----------------
November 16, 2000, between PALM, INC., a Delaware corporation, as Lessee (the "Lessee"), and SOCIETE GENERALE FINANCIAL CORPORATION, as the Lessor (the
 ------
"Lessor").
 ------
                             W I T N E S S E T H:

     WHEREAS, the Lessor is the record owner of the Land and the Appurtenant Rights described in Schedule I attached hereto (such Land and Appurtenant Rights are collectively referred to herein as the "Land") and the owner of all the
                                            ----
Improvements as described in Schedule II hereto (the "Improvements") located on
                             -----------              ------------
the Land;

     WHEREAS, the Lessor wishes to lease the Improvements to the Lessee and the Lessee wishes to lease the Improvements from the Lessor; and

     WHEREAS, the Lessor and the Lessee are parties to that certain Master Lease, dated as of November 16, 2000 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Master Lease"), and the
                                                       ------------
Lessor and the Construction Agent are parties to that certain Construction Agency Agreement, dated as of November 16, 2000 ( the "Construction Agency
                                                       -------------------
Agreement");
---------

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to enter into this Lease Supplement, as follows:

     SECTION 1. Certain Terms. Capitalized terms used but not otherwise defined
                -------------
in this Lease Supplement have the meanings specified in Appendix A to the Master
                                                        ----------
Lease and the rules of interpretation specified in Appendix A shall apply to
                                                   ----------
this Lease Supplement.

     SECTION 2. Improvement. Effective upon the execution and delivery of this
                -----------
Lease Supplement by the Lessor and the Lessee, the Improvements shall be subject to all terms and provisions of the Master Lease relating to Improvements. Subject to the terms and conditions of the Master Lease, the Lessor hereby leases the Improvements to the Lessee for the Term (as defined below) of this Lease Supplement, and the Lessee hereby leases, expressly for the direct benefit of the Lessor, the Improvements from the Lessor for the Term.

     SECTION 3. Lease Term. The term of this Lease Supplement (the "Term") shall
                ----------                                          ----
commence on (and include) the date hereof and end on the Expiration Date, as such Expiration Date may be extended from time to time in accordance with
Article XIX of the Master Lease, unless the Term with respect to the
-----------
Improvements is terminated at an earlier date in accordance with the terms and provisions of the Master Lease or the other Operative Documents. For and in consideration of good and valuable consideration paid by the Lessee to the Lessor as described in the Master Lease and the Construction Agency Agreement, the Lessor has granted to the Lessee the right to purchase the Improvements or to market and sell the Improvements during the Term of this Lease Supplement on the terms set forth in Articles XVIII, XX and XXI of
                                                   --------------  --     ---
the Master Lease and Section 3.2 of the Construction Agency Agreement.

     SECTION 4. Rent. During the Term of this Lease Supplement, Lessee shall pay
                ----
to the Lessor the Improvements Portion of the Basic Rent in accordance with
Section 3.1 of the Master Lease.
-----------

     SECTION 5. Ratification. The terms and provisions of the Master Lease are
                ------------
hereby ratified and confirmed in all respects and remain in full force and effect.

     SECTION 6. GOVERNING LAW. THE MASTER LEASE AND THIS LEASE SUPPLEMENT SHALL
                -------------
BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND LIENS HEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA.

     SECTION 7. Counterpart Execution. This Lease Supplement may be executed in
                ---------------------
any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

     SECTION 8. Original Lease Supplement (Improvements). The single executed
                ----------------------------------------
original of this Lease Supplement (Improvements) marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt thereof of SOCIETE GENERALE, NEW YORK BRANCH, as Administrative Agent for the Lenders, on or following the signature page thereof shall be the Original Executed Counterpart of this Lease Supplement (Improvements) (the "Original Executed Counterpart"). To the extent that this Lease Supplement
 -----------------------------
(Improvements) constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement (Improvements) may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

                              PALM, INC., as the Lessee

                              By:__________________________________
                                 Name:
                                 Title:

                              SOCIETE GENERALE FINANCIAL
                              CORPORATION, as the Lessor

                              By: /s/ illegible
                                 ----------------------------------
                                 Name: illegible
                                 Title: Senior Vice President

THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART.

Receipt of this original counterpart of the foregoing Lease Supplement (Improvements) is hereby acknowledged as of the date hereof.


SOCIETE GENERALE, NEW YORK BRANCH,
 as Administrative Agent


By: /s/ Sean Rheuben
    ---------------------------------
    Name: Sean Rheuben
    Title: Attorney-in-fact

                                                                   SCHEDULE I TO
                                                                LEASE SUPPLEMENT

                           Legal Description of Land

                                                                  SCHEDULE II TO
                                                                LEASE SUPPLEMENT

                          Description of Improvements

     All buildings, structures, fixtures, Facility Equipment, and other improvements of every kind existing at any time and from time to time and constructed pursuant to the Construction Agency Agreement, or otherwise purchased, with amounts advanced by the Lessor pursuant to the Participation Agreement, on or under the Land, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time.

                                       6